                                                                    Exhibit 10.1



                                                                  EXECUTION COPY

                               CREDIT AGREEMENT

                                  dated as of

                                 June 5, 1998

                                     among

                     SECURITY CAPITAL GROUP INCORPORATED,
                                         as Borrower

                  THE FINANCIAL INSTITUTIONS PARTY HERETO AND
                  THEIR ASSIGNEES UNDER SECTION 10.8. HEREOF,
                                         as Lenders

                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                         as Documentation Agent

                                      and

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         as Agent

                               TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS ...................................................    1

     SECTION 1.1.    Definitions ..........................................    1
     SECTION 1.2.    Accounting Terms and Determinations; Time References .   17
     SECTION 1.3.    Subsidiaries .........................................   17
     SECTION 1.4.    Interpretation Generally .............................   17


ARTICLE II.  CREDIT FACILITY ..............................................   17

     SECTION 2.1.    Making of Revolving Loans ............................   17
     SECTION 2.2.    Requests for Revolving Loans .........................   18
     SECTION 2.3.    Funding ..............................................   18
     SECTION 2.4.    Continuation .........................................   19
     SECTION 2.5.    Conversion ...........................................   19
     SECTION 2.6.    Interest Rate ........................................   20
     SECTION 2.7.    Number of Interest Periods ...........................   20
     SECTION 2.8.    Repayment of Loans ...................................   20
     SECTION 2.9.    Voluntary Reductions of the Commitments ..............   22
     SECTION 2.10.   Extension of Revolving Credit Termination Date .......   22
     SECTION 2.11.   Term Loan Conversion .................................   23
     SECTION 2.12.   Inclusion of Securities in Unencumbered Pool .........   24
     SECTION 2.13.   Termination of Designation as Unencumbered Pool
                       Security; Release of Guarantors ....................   24
     SECTION 2.14.   Notes ................................................   24
     SECTION 2.15.   Swingline Loans ......................................   25
     SECTION 2.16.   Amount Limitations ...................................   27


ARTICLE III.  GENERAL LOAN PROVISIONS .....................................   27

     SECTION 3.1.    Fees .................................................   27
     SECTION 3.2.    Computation of Interest and Fees .....................   28
     SECTION 3.3.    Pro Rata Treatment ...................................   28
     SECTION 3.4.    Sharing of Payments, Etc. ............................   29
     SECTION 3.5.    Defaulting Lenders ...................................   29
     SECTION 3.6.    Purchase of Defaulting Lender's Pro Rata Share .......   30
     SECTION 3.7.    Usury ................................................   30
     SECTION 3.8.    Agreement Regarding Interest and Charges .............   31
     SECTION 3.9.    Statements of Account ................................   31
     SECTION 3.10.   Agent's Reliance .....................................   31
     SECTION 3.11.   Foreign Lenders ......................................   31


ARTICLE IV.  YIELD PROTECTION, ETC. .......................................   32

     SECTION 4.1.    Additional Costs; Capital Adequacy ...................   32
     SECTION 4.2.    Suspension of LIBOR Loans ............................   33
     SECTION 4.3.    Illegality ...........................................   34
     SECTION 4.4.    Compensation .........................................   34

     SECTION 4.5.    Affected Lenders .....................................   34
     SECTION 4.6.    Treatment of Affected Loans ..........................   35
     SECTION 4.7.    Change of Lending Office .............................   35


ARTICLE V.  CONDITIONS ....................................................   36

     SECTION 5.1.    Initial Conditions to Loans ..........................   36
     SECTION 5.2.    Conditions to All Loans ..............................   37
     SECTION 5.3.    Conditions to Conversion to Term Loans ...............   38
     SECTION 5.4.    Conditions as Covenants ..............................   38


ARTICLE VI.  REPRESENTATIONS AND WARRANTIES ...............................   38

     SECTION 6.1.    Existence and Power ..................................   38
     SECTION 6.2.    Ownership Structure ..................................   39
     SECTION 6.3.    Authorization of Agreement, Notes, Loan Documents
                       and Borrowings .....................................   39
     SECTION 6.4.    Compliance of Agreement, Notes, Loan Documents and
                       Borrowing with Laws, etc. ..........................   39
     SECTION 6.5.    Compliance with Law; Governmental Approvals ..........   39
     SECTION 6.6.    Indebtedness and Guarantees ..........................   40
     SECTION 6.7.    Transactions with Affiliates .........................   40
     SECTION 6.8.    Absence of Defaults ..................................   40
     SECTION 6.9.    Financial Information ................................   40
     SECTION 6.10.   Litigation ...........................................   40
     SECTION 6.11.   ERISA ................................................   41
     SECTION 6.12.   Environmental Matters ................................   41
     SECTION 6.13.   Taxes ................................................   41
     SECTION 6.14.   Other Related Companies ..............................   41
     SECTION 6.15.   Not an Investment Company ............................   42
     SECTION 6.16.   Full Disclosure ......................................   42
     SECTION 6.17.   Insurance ............................................   42
     SECTION 6.18.   Not Plan Assets ......................................   42
     SECTION 6.19.   Sole Shareholder .....................................   42
     SECTION 6.20.   Unencumbered Pool Securities .........................   42
     SECTION 6.21.   Solvency .............................................   43
     SECTION 6.22.   Year 2000 Review .....................................   43


ARTICLE VII.  COVENANTS ...................................................   43

     SECTION 7.1.    Information ..........................................   43
     SECTION 7.2.    Payment of Obligations ...............................   45
     SECTION 7.3.    Maintenance of Property; Insurance ...................   45
     SECTION 7.4.    Conduct of Business and Maintenance of Existence .....   46
     SECTION 7.5.    Compliance with Laws .................................   46
     SECTION 7.6.    Inspection of Property, Books and Records ............   46
     SECTION 7.7.    Financial Covenants ..................................   46
     SECTION 7.8.    Sales of Unencumbered Pool Securities and Securities
                       of Principal Companies .............................   47

     SECTION 7.9.    Limitation on Dividends and Other Payment
                       Restrictions Affecting Subsidiaries ................   47
     SECTION 7.10.   Consolidations, Mergers and Sales of Assets ..........   48
     SECTION 7.11.   Use of Proceeds ......................................   48
     SECTION 7.12.   ERISA ................................................   49
     SECTION 7.13.   Negative Pledge ......................................   49
     SECTION 7.14.   Restricted Payments; Agreements with Affiliates ......   49
     SECTION 7.15.   Loans to Other Persons ...............................   49
     SECTION 7.16.   ERISA Exemptions .....................................   50
     SECTION 7.17.   Exchange Listing .....................................   50
     SECTION 7.18.   Subsidiary Guaranties ................................   50
     SECTION 7.19.   Covenants Regarding Guarantors .......................   50


ARTICLE VIII.  DEFAULTS ...................................................   51

     SECTION 8.1.    Events of Default ....................................   51
     SECTION 8.2.    Remedies .............................................   53
     SECTION 8.3.    Allocation of Proceeds ...............................   54
     SECTION 8.4.    Recision of Acceleration by Supermajority Lenders ....   54


ARTICLE IX.  THE AGENT ....................................................   55

     SECTION 9.1.    Appointment and Authorization ........................   55
     SECTION 9.2.    Agent and Affiliates .................................   56
     SECTION 9.3.    Approvals of Lenders .................................   56
     SECTION 9.4.    Consultation with Experts ............................   56
     SECTION 9.5.    Liability of Agent ...................................   56
     SECTION 9.6.    Indemnification of Agent .............................   57
     SECTION 9.7.    Credit Decision ......................................   57
     SECTION 9.8.    Successor Agent ......................................   58
     SECTION 9.9.    Documentation Agent ..................................   58


ARTICLE X.  MISCELLANEOUS .................................................   59

     SECTION 10.1.   Notices ..............................................   59
     SECTION 10.2.   No Waivers ...........................................   60
     SECTION 10.3.   Expenses .............................................   60
     SECTION 10.4.   Stamp, Intangible and Recording Taxes ................   61
     SECTION 10.5.   Indemnification ......................................   61
     SECTION 10.6.   Setoff ...............................................   62
     SECTION 10.7.   Amendments ...........................................   62
     SECTION 10.8.   Successors and Assigns ...............................   63
     SECTION 10.9.   Governing Law ........................................   65
     SECTION 10.10.  Litigation ...........................................   65
     SECTION 10.11.  Counterparts; Integration ............................   66
     SECTION 10.12.  Notice of Final Agreement ............................   66
     SECTION 10.13.  Invalid Provisions ...................................   66
     SECTION 10.14.  Additional Guarantors ................................   66

Exhibit A        Form of Assignment and Acceptance Agreement
Exhibit B        Form of Guaranty
Exhibit C        Form of Notice of Borrowing
Exhibit D        Form of Notice of Continuation
Exhibit E        Form of Notice of Conversion
Exhibit F        Form of Notice of Swingline Borrowing
Exhibit G        Form of Revolving Note
Exhibit H        Form of Swingline Note
Exhibit I        Form of Unencumbered Pool Certificate
Exhibit J        Form of Opinion of Borrower and Guarantor Counsel
Exhibit K        Form of Opinion of Agent's Counsel

Schedule 2.12.   Unencumbered Pool Securities
Schedule 6.2.    Ownership Structure
Schedule 6.6.    Indebtedness and Guarantees
Schedule 6.17.   Insurance


                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (this "Agreement") dated as of June 5, 1998 by and among SECURITY CAPITAL GROUP INCORPORATED, a Maryland corporation ("Borrower"), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 10.8. ("Lenders"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Documentation Agent (the "Documentation Agent"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as contractual representative for Lenders to the extent and in the manner provided in Article IX. below (in such capacity "Agent").

     WHEREAS, Lenders desire to make available to Borrower a $650,000,000 revolving credit facility, pursuant to the terms hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
                            ARTICLE I.  DEFINITIONS

     SECTION 1.1.  Definitions.

     The following terms, as used herein, have the following meanings:

     "Accession Agreement" means an Accession Agreement substantially in the form of Annex I to the Guaranty.

     "Atlantic" means Security Capital Atlantic Incorporated, a Maryland corporation, and its successors.

     "Additional Costs" has the meaning given that term in Section 4.1.

     "Affiliate" means any Person which controls, is controlled by or is under common control with Borrower. As used herein, the term "control" means possession, directly or indirectly, of the power to vote twenty percent (20%) or more of any class of voting securities of a Person or to direct or otherwise cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Applicable Law" means all applicable provisions of local, state, federal and foreign constitutions, statutes, rules, regulations, ordinances, decrees, permits, concessions and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

     "Applicable Margin" means the percentage per annum determined at any time based on the range into which Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower's Credit Rating which would cause the Applicable Margin to be determined based on a different Level in the table shall take effect on the date on which such change occurs. Notwithstanding anything to the contrary in this paragraph, during any period in which Borrower has no Credit Rating from either S&P or Moody's, the Applicable Margin shall be percentage corresponding to Level 5 in the table. During any period in which Borrower shall only have one Credit Rating, the Applicable Margin shall be based on such Credit Rating. During any period that Borrower receives only two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of such two Credit Ratings. During any period that Borrower receives more than two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of the two highest Credit Ratings.

               Borrower's Credit Rating          Applicable Margin
  Level      (S&P/Moody's or equivalent)
----------------------------------------------------------------------
   1       A/A2 or equivalent                            0.7%
----------------------------------------------------------------------
   2       A-/A3 or equivalent                           0.8%
----------------------------------------------------------------------
   3       BBB+/Baa1 or equivalent                       0.9%
----------------------------------------------------------------------
   4       BBB or BBB-/Baa2 or Baa3 (or                  1.0%
           equivalent)
----------------------------------------------------------------------
   5       Lower than BBB-/Baa3 or                       1.50%
           equivalent
----------------------------------------------------------------------

Notwithstanding any other provision contained in this definition, at all times prior to April 6, 1999, the Applicable Margin shall equal one percent (1.0%). On and after such date, the Applicable Margin shall be determined based on the above table in accordance with the other provisions of this definition.

     "Approved Issuer" means an Issuer which the Supermajority Lenders has approved in writing as being eligible for inclusion in determinations of Borrower's compliance with the limitation of clause (a) of the definition of Unencumbered Pool Value. As of the date hereof the Principal Companies are the only Approved Issuers.

     "Assignee" has the meaning given that term in Section 10.8.(c).

     "Assignment and Acceptance Agreement" means an Assignment and Acceptance Agreement between a Lender and an Assignee, substantially in the form of Exhibit A.

     "Authorized Representative" means, with respect to any Person, the President, any Managing Director, the Treasurer, any controller or any other officer, employee or representative of such Person duly authorized by such Person to act on behalf of such Person in connection with this Agreement and the transactions contemplated hereby; provided that evidence of such authority shall have been provided to Agent promptly following Agent's request therefor and such evidence shall be satisfactory in form and substance to Agent.

     "Available Loan Amount" means, at any time, the amount, if any, by which
(a) the Unencumbered Pool Value divided by 1.75, exceeds (b) all Unsecured Liabilities (excluding the Loans) of Borrower and its Subsidiaries determined on a consolidated basis.

     "Base Rate" means the greater of (a) the rate of interest per annum established from time to time by Agent and designated as its prime rate (which rate of interest may not be the lowest rate charged by Agent or any of Lenders on similar loans) and (b) the Federal Funds Rate plus one-half of one percent (0.5%). Each change in the Base Rate shall become effective without prior notice to Borrower or Lenders automatically as of the opening of business on the date of such change in the Base Rate.

     "Base Rate Loan" means any Revolving Loan or Term Loan hereunder with respect to which the interest rate is calculated by reference to the Base Rate.

     "Business Day" means (a) any day except a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia or San Francisco, California are authorized or required to close and (b) with reference to LIBOR Loans, any such day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

     "Cash Flow" means, with respect to a Person for the four fiscal quarter period ending as of the date of determination, such Person's net income for such period determined in accordance with generally accepted accounting principles (excluding capital gains and losses for such period on any disposition of Investments in any Real Estate Companies that are Strategic Investees and, to the extent included in net income, any unrealized gains and losses), except that cash dividends and other cash received from Investments in Consolidated Subsidiaries, other Subsidiaries or any other Persons shall be substituted for net income of Consolidated Subsidiaries and for equity in earnings of any such Subsidiaries or other Persons, plus the sum of the following amounts (but only to the extent that any of the following amounts were taken into account when determining such net income): (a) income taxes accrued for such period, plus (b) interest expense paid or accrued for such period (excluding interest accrued in respect of any "zero-coupon" Indebtedness and other similar Indebtedness for which interest is not due and payable), plus (c) depreciation and amortization expenses for such period, plus (d) the return of the capital component of dividends received for such period (to the extent that such component is not reflected already in net income).

     "Cash Flow Available for Distribution" means, with respect to a Person for a given period, such Person's net income for such period determined in accordance with generally accepted accounting principles (excluding capital gains and losses for such period on any disposition of Investments in any Real Estate Companies that are Strategic Investees, and to the extent included in net income, any unrealized gains and losses), except that cash dividends and other cash received from Investments in Consolidated Subsidiaries, other Subsidiaries or any other Persons shall be substituted for net income of Consolidated Subsidiaries and for equity in earnings of any such Subsidiaries or other Persons, plus the sum of the following amounts (but only to the extent that any of the following amounts were taken into account when determining such net income): (a) interest expense accrued but not paid for such period, plus (b) depreciation and amortization expenses for such period, plus (c) the return of the capital component of dividends received for such period (to the extent that such component is not reflected already in net income).

     "Cash Flow to Interest Ratio" means, for any Person and for any given period, the ratio of (a) the sum of each of the following of such Person during such period: (i) net income, (ii) income taxes paid or accrued, (iii) interest expense paid or accrued (excluding any capitalized interest and interest accrued in respect of any "zero-coupon" Indebtedness or other similar Indebtedness for which interest is not due and payable) and (iv) depreciation and amortization deductions (but only to the extent, in each case, that such taxes, expenses and deductions are reflected in the calculation of such Person's net income for such period) to (b) interest expense paid or accrued (excluding any capitalized interest and interest accrued in respect of any "zero-coupon" Indebtedness or other similar Indebtedness for which interest is not due and payable) by such Person during such period, including interest on any Indebtedness of such Person convertible into capital stock of such Person.

     "Commitment" means, as to each Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1. in an amount up to, but not exceeding, the amount set forth for such Lender on its signature page hereto as such Lender's "Commitment Amount", as the same may be reduced from time to time pursuant to Section 2.9., or as appropriate to reflect assignments to or by such Lender effected in accordance with Section 10.8.

     "Compliance Certificate" means the certificate described in Section
7.1.(c).

     "Consolidated Subsidiary" means, with respect to a Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with generally accepted accounting principles, if such statements were prepared as of such date (other than (a) any Strategic Investee and (b) any Subsidiary that is a preferred stock subsidiary of any Affiliate of such Person the economic interest in which Subsidiary owned by such Person is less than 15% of the aggregate thereof).

     "Contingent Obligation" means, for any Person, any commitment, undertaking, Guarantee or other obligation constituting a contingent liability that must be accrued under generally accepted accounting principles.

     "Continue", "Continuation" and "Continued" each refers to the continuation of a LIBOR Loan from one Interest Period to the next Interest Period pursuant to
Section 2.4.

     "Convert", "Conversion" and "Converted" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.5.

     "Credit Rating" means the rating assigned by a Rating Agency to the senior unsecured long term indebtedness of Borrower.

     "DCR" means Duff & Phelps Credit Rating Co.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defaulting Lender" has the meaning given that term in Section 3.5.

     "Dollars" or "$" means the lawful currency of the United States of America.

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 5.1.

     "Eligible Assignee" means any Person who is: (i) currently a Lender; (ii) a commercial bank, trust company, savings and loan association, savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; or (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such Person is not currently a Lender, such Person's senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody's, or the equivalent or higher of either such rating by another rating agency acceptable to Agent. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing under Section 8.1.(a) or (b), the term "Eligible Assignee" shall mean any Person that is not an individual.

     "Environmental Laws" means any and all Applicable Laws relating to the environment and that are applicable to Borrower and its assets or properties, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that are treated as a single employer under Section 414 of the Internal Revenue Code.

     "ERISA Plan" means any employee benefit plan subject to Title I of ERISA.

     "Event of Default" means the occurrence of any of the events specified in
Section 8.1., whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body; provided that any requirement for notice or lapse of time or any other condition has been satisfied.

     "Existing Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of April 6, 1998 by and among SC Realty Incorporated, the financial institutions party thereto as "Lenders", and Agent.

     "Extension Request" has the meaning given that term in Section 2.10.

     "Federal Funds Rate" means, on any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as reasonably determined by Agent.

     "Fixed Charges" means, with respect to a Person for the four fiscal quarter period ending as of the date of determination, the sum of (a) the total amount of accrued or paid interest (including, without limitation, interest expense attributable to Capitalized Lease Obligations but excluding interest accrued in respect of any "zero-coupon" Indebtedness and other similar Indebtedness for which interest is not due and payable) of such Person for such period, and in any event shall include all accrued, paid or capitalized interest with respect to any Indebtedness or other obligation in respect of which such Person is wholly or partially liable, whether pursuant to any repayment, interest carry, performance Guarantee or otherwise (excluding any such "zero-coupon" Indebtedness and other similar Indebtedness) plus (b) regularly scheduled principal payments on Indebtedness of such Person during such period, other than
(i) any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which spreads the final payment thereof over a period and thereby reduces refinancing risk and repays such Indebtedness in full and (ii) in the case of the Borrower, principal payments in respect of the Term Loans.

     "Foreign Lender" means any Lender organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower, any Guarantor or any other Subsidiary, or any of its or their business, operations or properties.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means SC Realty Incorporated, a Nevada corporation and any other Subsidiary of Borrower that is initially or later becomes a party to the Guaranty.

     "Guaranty" means the Guaranty dated as of the date hereof executed by Guarantors in favor of Agent and Lenders, substantially in the form of Exhibit B.

     "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which if managed, disposed of, released or discharged would require reporting, clean-up or remediation under Environmental Laws.

     "Homestead" means Homestead Village Incorporated, a Maryland corporation, and its successors.

     "Indebtedness" of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar debt instruments,
(c) all obligations of such Person to pay the purchase price of property or services if such obligations are payable after the receipt of such property or rendition of such services, except (i) accounts payable arising in the ordinary course of business, (ii) obligations incurred in the ordinary course to pay the purchase price of Securities so long as such obligations are paid within customary settlement periods and (iii) obligations to purchase Securities pursuant to subscription or stock purchase agreements in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all reimbursement obligations of such Person under letters of credit or acceptances in respect of drawings thereunder to the extent not reimbursed, (f) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, and (g) all Indebtedness of others Guaranteed by such Person. Notwithstanding the foregoing, for purposes of calculating Borrower's compliance with Section 7.7., accounts payable (other than deferred compensation) of Borrower in excess of 3.0% of the undepreciated book value (determined in accordance with generally accepted accounting principles) of the assets of the Borrower, at any time outstanding shall be treated as Indebtedness to the extent of such excess.

     "Intangible Assets" means, with respect to any Person, the amount (to the extent reflected in determining stockholders' equity of such Person) of all items which in accordance with generally accepted accounting principles would be properly classified as intangible assets.

     "Interest Period" means with respect to any LIBOR Loan, the period commencing on the date of the borrowing, Conversion or Continuation of such Loan and ending on the last day of the period selected by Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months, in each case as Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select (except in the case of LIBOR Loans made under Section 2.15.(e)). In no event shall an Interest Period of a

Revolving Loan extend beyond the Revolving Credit Termination Date and in no event shall an Interest Period of any Loan extend beyond the Termination Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Investment" means, with respect to a Person, the legal or beneficial ownership by such Person of any capital stock or other equity interest in another Person, whether or not such ownership constitutes a controlling interest in such other Person, and shall include all Consolidated Subsidiaries of such Person.

     "Issuer" means with respect to a Security, the Person issuing such Security.

     "Lending Office" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto, or such other office of such Lender as such Lender may notify Agent in writing from time to time.

     "LIBO Rate" means, with respect to each Interest Period, the average rate of interest per annum (rounded upwards, if necessary, to the next highest 1/16th of 1%) at which deposits in immediately available funds in Dollars are offered to Agent (at approximately 9:00 a.m., two Business Days prior to the first day of such Interest Period) by first class banks in the interbank Eurodollar market where the Eurodollar operations of Agent are customarily conducted, for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the LIBOR Loan to which such Interest Period relates. Each determination of the LIBO Rate by Agent shall, in absence of demonstrable error, be conclusive and binding.

     "LIBOR Loan" means any Revolving Loan or Term Loan hereunder with respect to which the interest rate is calculated by reference to the LIBO Rate for a particular Interest Period.

     "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction.

     "Loan" means a Revolving Loan, a Swingline Loan or a Term Loan.

     "Loan Document" means this Agreement, each of the Notes, the Guaranty, any agreement evidencing the fees referred to in Section 3.1.(d) and each other document or instrument executed and delivered by Borrower or any Guarantor in connection with this Agreement or any of the other foregoing documents.

     "Majority Lenders" means, as of any date, Lenders whose combined Pro Rata Shares exceed 50.0%.

     "Market Value" means, with respect to a Security and on the date of determination thereof, (a) if such Security is listed on the New York Stock Exchange, the American Stock Exchange, or some other principal national securities exchange in the United States of America, the reported last sale price of a unit of such security regular way on a given day, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape, the American Stock Exchange Composite Tape or the principal national securities exchange in the United States of America on which the security is listed or admitted to trading, as applicable, or, if such Security is not listed or admitted to trading on any national securities exchange in the United States of America, the closing sales price, or if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, (b) with respect to a Security listed on a principal national securities exchange in Luxembourg, Amsterdam or other European country, the price of such Security as reported on such exchange by the most widely recognized reporting method customarily relied upon by financial institutions in such country and which method is reasonably acceptable to Agent, or (c) if such Security is not listed on any principal national securities exchange or not so reported, the original cost of such Security (less any write-down as a result of any revaluation). Any determination of the "Market Value" of a Security pursuant to this definition shall be based on the assumption that offers of such Security are exempt from registration under the Securities Act.

     "Market Value Net Worth" means, on a given date, (a) the sum of (i) the Market Value on and as of such date of all Real Estate Company Securities owned by Borrower and its Consolidated Subsidiaries, (ii) the aggregate reported net asset value of all Securities held by Borrower and its Consolidated Subsidiaries in investment funds which invest primarily in the Securities of publicly traded real estate companies and the net asset value of which is regularly determined (and in any event at least every three months) and reported publicly, (iii) the book value of all other assets of Borrower and its Consolidated Subsidiaries (excluding all Intangible Assets) on and as of such date and (iv) all cash and cash equivalents of Borrower and its Consolidated Subsidiaries on and as of such date, minus (b) the total liabilities (excluding deferred taxes on unrealized gains) of Borrower and its Consolidated Subsidiaries as of such date as determined in accordance with generally accepted accounting principles.

     "Materially Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, or results of operations of Borrower and its Consolidated Subsidiaries, or any Guarantor and its Consolidated Subsidiaries, in each case taken as a whole, (b) the ability of Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of such Loan Documents, (d) the rights and remedies of Lenders and Agent under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Worth" means, for any Person, all amounts which would, in accordance with generally accepted accounting principles, be included under stockholders' equity on the balance sheet of such Person.

     "Non-ERISA Plan" means any Plan subject to Section 4975 of the Internal Revenue Code.

     "Note" means either a Revolving Note or the Swingline Note.

     "Notice of Borrowing" means a notice in the form of Exhibit C to be delivered to Agent pursuant to Section 2.2. evidencing Borrower's request for a Borrowing of Revolving Loans.

     "Notice of Continuation" means a notice in the form of Exhibit D to be delivered to Agent pursuant to Section 2.4. evidencing Borrower's request for the Continuation of a Borrowing of Revolving Loans.

     "Notice of Conversion" means a notice in the form of Exhibit E to be delivered to Agent pursuant to Section 2.5. evidencing Borrower's request for the Conversion of a Borrowing of Revolving Loans.

     "Notice of Swingline Borrowing" means a notice in the form of Exhibit F to be delivered to Swingline Lender pursuant to Section 2.15.(b) evidencing Borrower's request for a Swingline Loan.

     "Obligations" means, individually and collectively: (a) all Loans; (b) any and all renewals and extensions of any of the foregoing and (c) all other indebtedness, liabilities, obligations, covenants and duties of Borrower owing to Agent, any Lender or Swingline Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

     "Organizational Documents" means with respect to a Person and to the extent applicable, such Person's articles of incorporation, articles of organization, partnership agreement, bylaws or other similar organization documents.

     "Pacific" means Security Capital Pacific Trust, a Maryland real estate investment trust, and its successors.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Liens" means (a) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (b) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use, (c) Liens for taxes not yet due and payable, (d) Liens imposed by mandatory provisions of Applicable Law such as for materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Indebtedness the payment of which is not yet due, (e) Liens for taxes, assessments and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves, if any, required under generally accepted accounting principles have been provided, (f) Liens expressly permitted under the terms of the Loan Documents, and (g) any extension, renewal or replacement of the foregoing to the extent such Lien as so extended, renewed or replaced would otherwise be permitted hereunder.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

     "Principal Companies" means Pacific, ProLogis, Atlantic, U.S. Realty and Homestead.

     "ProLogis" means Security Capital Industrial Trust, a Maryland real estate investment trust which has announced its intention to change its name to ProLogis Trust, and its successors.

     "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (a) the amount of such Lender's Commitment by (b) the aggregate amount of Commitments of all Lenders, or, if the Commitments shall have been terminated, the percentage obtained by dividing (i) the aggregate unpaid principal amount of Loans owing to such Lender by (ii) the aggregate unpaid principal amount of all Loans.

     "Public Subsidiary" means any Subsidiary whose Securities having ordinary voting power to elect members of the board of directors or other persons performing similar functions are listed on the New York Stock Exchange, American Stock Exchange or some other principal national securities exchange or have price quotations in the over-the-counter market reported by the National Association of Securities Dealers Automated Quotation System.

     "Qualifying Security" means any Security (1) which is common stock, beneficial interest in a trust, or the equivalent thereof, (2) which is owned by, and registered in the name of, Borrower or a Guarantor and (3) which Agent confirms meets all of the following conditions at the time of determination thereof:

     (a) such Security is not subject to any Lien other than Liens of the types described in clauses (c) through (e) of the definition of Permitted Liens;

     (b) all representations and warranties of Borrower in this Agreement and the other Loan Documents relating in any way to such Security (or the Issuer thereof) are true in all material respects (except to the extent (i) such representations or warranties specifically relate to an earlier date or (ii) such representations or warranties become untrue by reason of events or conditions otherwise permitted hereunder and the other Loan Documents);

     (c) the Issuer of such Security (i) is a REIT; (ii) has filed with its most recently filed (or has announced its intention to file with its initial) federal income tax return an election to be a REIT or has made such election for a previous taxable year, and such election has not been terminated or revoked;
(iii) is a Real Estate Company (including any organized as a societe d'investissement a capital fixe, a 1929 holding company, or other similar entity); or (iv) is a fund registered under the Investment Company Act of 1940, which has net assets of at least $15,000,000 and whose assets consist only of Securities of the types described in the immediately preceding clauses (i) through (iii) and temporary investments in cash or cash equivalents;

     (d) the ratio of (i) such Issuer's Indebtedness to (ii) its Net Worth plus the amount of accumulated depreciation of such Issuer, determined as of such Issuer's fiscal quarter most recently ending and in accordance with generally accepted accounting principles (or other method of accounting acceptable to Agent) does not exceed 1.0 to 1.0 (or 1.75 to 1.00 solely in the case of Homestead); and

     (e) no event or condition exists which permits any holder or holders of Indebtedness of such Issuer, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Indebtedness and such Person shall not have waived its right to so accelerate with respect to such event.

     "Rating Agency" means S&P, Moody's, DCR or any other nationally recognized securities rating agency selected by Borrower and acceptable to the Majority Lenders.

     "Real Estate Company" means any Person (a) engaged primarily in the business of owning, acquiring, developing, selling, leasing or operating real property and related assets or (b) who owns, directly or indirectly, other Persons engaged in the type of business described in the immediately preceding clause (a).

     "Real Estate Company Securities" means any common stock, beneficial interest in a trust, convertible security, preferred stock, debt instrument, or the equivalent thereof: (a) the Issuer of which is a Real Estate Company and (b) which either (i) is listed on the New York Stock Exchange, American Stock Exchange or some other principal national securities exchange in the United States of America; (ii) has price quotations in the over-the-counter market reported by the National Association of Securities Dealers Automated Quotation System or (iii) is listed on the principal national securities exchange in Luxembourg, the Netherlands, the United Kingdom of Great Britain or other European country acceptable to Agent.

     "Reduced Rate" has the meaning given that term in Section 3.11.

     "Regulations T, U and X" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Regulatory Change" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

     "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

     "Related Company" means any of Borrower, any Guarantor or any of their respective Subsidiaries.

     "Restricted Payment" means (a) cash payment or other distributions of property on, or in respect of, any class of stock of, or other equity interest in, a Person, or other payments or transfers of property made in respect of the redemption, repurchase or acquisition of such stock or equity interest, other than any distribution or other payment payable solely in capital stock of such Person and (b) any prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of Borrower or any of its Subsidiaries that is subordinated in right of payment to the Loans and the other Obligations, other than, so long as no Default or Event of Default shall have occurred and be continuing or would arise therefrom, any redemption, repurchase or other acquisition or retirement of any such Indebtedness made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of (i) capital stock (other than any capital stock to the extent that is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Termination Date or is redeemable at the option of the holder thereof at any time prior to such maturity, or is convertible into or exchangeable for debt securities at any time prior to such maturity) of Borrower to any Person (other than to a Subsidiary) or (ii) Indebtedness of Borrower so long as such Indebtedness (1) is subordinated to the Loans and the other Obligations at least to the same extent as the subordinated Indebtedness so redeemed, repurchased, retired or acquired and (2) does not have a stated maturity earlier than the stated maturity for the Indebtedness being redeemed, repurchased or otherwise acquired or retired.

     "Revolving Credit Termination Date" means the earlier to occur of (a) April 6, 2000, or such later date to which such date may be extended in accordance with Section 2.10. or (b) the date on which the Revolving Loans are converted into the Term Loan pursuant to Section 2.11.

     "Revolving Loan" means a loan made by a Lender to Borrower under Section
2.1.

     "Revolving Note" means a promissory note executed by Borrower, payable to the order of a Lender, in a maximum principal amount equal to such Lender's Commitment and substantially in the form of Exhibit G.

     "Revolving Period" means the period commencing on the Effective Date and ending on the earlier of (a) the Revolving Credit Termination Date and (b) the date on which the Revolving Loans are converted into the Term Loan pursuant to
Section 2.11.

     "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.

     "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations issued pursuant thereto.

     "Security" has the meaning given that term in Article 8 of the UCC and shall in any event include capital stock, shares (as defined in Md. Corps & Ass'ns Code Ann. (S)8-101(c)), beneficial interest in real estate investment trusts or other trusts, and other similar equity interests.

     "Services Subsidiary" means a Subsidiary of Borrower that provides services for a fee and which Subsidiary is material to the financial condition of Borrower.

     "Shareholders' Equity" means, at any date with respect to a Person, the Tangible Net Worth of such Person less, to the extent not otherwise deducted in the determination thereof, the aggregate amount of Contingent Obligations of such Person, all determined as of such date.

     "Strategic Investee" means, with respect to one Person, any other Person (other than, in the case of Borrower, any of the Service Subsidiaries) of which such first Person initially owns, directly or indirectly, more than 25% of the outstanding securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions.

     "Subsidiary" means any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, are at the time directly or indirectly owned by another Person, or by one or more Subsidiaries of such other Person or by such other Person and one or more Subsidiaries of such other Person.

     "Supermajority Lenders" means, as of any date, Lenders whose combined Pro Rata Shares equal or exceed 66-2/3%.

     "Swingline Commitment" means Swingline Lender's obligation to make Swingline Loans pursuant to Section 2.15. in an amount up to, but not exceeding, $50,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

     "Swingline Lender" means Wells Fargo Bank, National Association, together with its respective successors and assigns.

     "Swingline Loan" means a loan made by Swingline Lender to Borrower pursuant to Section 2.15.(a).

     "Swingline Note" means the promissory note of Borrower payable to the order of Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed, substantially in the form of Exhibit H.

     "Tangible Net Worth" means, with respect to a Person, at any date the Net Worth of such Person less its Intangible Assets, all determined as of such date in accordance with generally accepted accounting principles.

     "Term Loan" has the meaning given that term in Section 2.11.

     "Termination Date" means the date four years after the Revolving Credit Termination Date.

     "Total Liabilities" means, as to any Person, at a particular date, all liabilities which would, in conformity with generally accepted accounting principles, be properly classified as a liability on the balance sheet of such Person as at such date, and in any event shall (a) include (without duplication)
(i) Indebtedness of such Person, (ii) all Contingent Obligations of such Person and (iii) liabilities of any Affiliate of such Person that is not a Consolidated Subsidiary of such Person, which liabilities such Person has Guaranteed or is otherwise obligated on a recourse basis and (b) not include (i) any accounts payable owing to a trade creditor and which is not evidenced by any instrument and any accounts payable representing deferred compensation, (ii) accrued expenses, (iii) deferred taxes on unrealized gains and (iv) declared but unpaid dividends.

     "Traded Security" means a Security meeting all of the following criteria:
(a) such Security (i) is listed on the New York Stock Exchange, American Stock Exchange or some other principal national securities exchange in the United States of America; (ii) has price quotations in the over-the-counter market reported by the National Association of Securities Dealers Automated Quotation System or (iii) is listed on the principal national securities exchange in Luxembourg, the Netherlands, the United Kingdom of Great Britain or other European country acceptable to Agent; (b) such Security is not subject to any instrument, document or agreement which in any way prohibits the sale of such Security for any specified period of time or otherwise (other than any agreement between Borrower or a Guarantor and an underwriter entered into in connection with an offering by such underwriter of Securities of the Issuer of such Security, in which agreement Borrower agrees not to sell such Security for a period ending no later than 180 days after such offering); and (c) the offer and sale of such Security by Borrower would not be subject to any registration requirements or other restrictions under the Securities Act or other Applicable Law other than (i) volume limitations imposed under Rule 144(e) of the Securities Act, (ii) restrictions on the manner of resale imposed under Rule 144(f) and (g) of the Securities Act, (iii) restrictions under Regulation 144A or S of the Securities and Exchange Commission and (iv) other restrictions related to the timing of offers and sales consented to by the Majority Lenders in writing.

     "Type" with respect to any Revolving Loan or Term Loan, refers to whether such Loan is a LIBOR Loan or a Base Rate Loan.

     "Unencumbered Pool Certificate" means a report substantially in the form of
Exhibit I certified by an Authorized Representative of Borrower, setting forth a detailed calculation of the Unencumbered Pool Value and including the Market Value of the Qualifying Securities, the identity of each Issuer of such Qualifying Securities, and reasonably detailed calculations establishing that the applicable Issuers meet the applicable requirements contained in clauses (a) and (b) of the definition of Unencumbered Pool Value.

     "Unencumbered Pool Securities" means those Securities that have been approved pursuant to Section 2.12. for inclusion in determinations of the Unencumbered Pool Value.

     "Unencumbered Pool Value" means, at any given time, the aggregate Market Value of all Qualifying Securities subject, however, to the following limitations: (a) at least 80% of the Unencumbered Pool Value shall be attributable to Traded Securities issued by Approved Issuers each having a Cash Flow to Interest Ratio for the period of four consecutive fiscal quarters most recently ending of not less than 1.5 to 1.0 and (b) of the Unencumbered Pool Value attributable to such Issuers, no more than (i) 50% of such value shall be individually attributable to Securities issued by Pacific, ProLogis or Atlantic, respectively, (ii) 40% of such value shall be attributable to Securities issued by U.S. Realty, (iii) 30% of such value shall be attributable to Securities issued by Homestead and (iv) 20% of such value shall be collectively attributable to Securities issued by any other Persons.

     "Unsecured Liabilities" means, as to any Person as of a given date, all liabilities which would, in conformity with generally accepted accounting principles, be properly classified as a liability on the consolidated balance sheet of such Person that are not secured in any manner by a Lien in any property, and shall in any event include (without duplication) the following:
(a) all unsecured Indebtedness of such Person; (b) all purchase obligations, repurchase obligations, forward commitments and unfunded obligations (other than any of the foregoing to the extent representing obligations owing under subscription agreements, stock purchase agreements, equipment purchase agreements or service purchase agreements entered into by such Person in the ordinary course of its business); (c) all accounts payable of such Person; (d) all Guarantees by such Person of Unsecured Liabilities of other Persons and (e) unsecured subordinated debt.

     "U.S. Realty" means Security Capital U.S. Realty, a societe d'investissement a capital fixe formed under the laws of the Grand Duchy of Luxembourg, and its successors.

     "Wells Fargo" means Wells Fargo Bank, National Association, and its successors and permitted assigns.


     SECTION 1.2.  Accounting Terms and Determinations; Time References.

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by Borrower's independent public accountants) with the most recent audited financial statements of Borrower delivered to Lenders; provided that, if Borrower notifies Agent that Borrower wishes to amend any covenant in
Section 7.7. or 7.14.(a) hereof to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if Agent notifies Borrower that the Majority Lenders wish to amend any such Section for such purpose), then the compliance by Borrower with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and the Majority Lenders. When calculating (i) an Issuer's Cash Flow to Interest Ratio for purposes of the definition of Unencumbered Pool Value and for Section 2.12. and
(ii) the ratio of an Issuer's Indebtedness to its Net Worth plus accumulated depreciation for purposes of clause (d) of the definition of Qualifying Issuer and for Section 2.12, the financial statements of such Issuer for a given fiscal quarter may be used up to and including the date 65 days after the end of the immediately following fiscal quarter of such Issuer. Unless otherwise indicated, all references to time are references to San Francisco, California time.


     SECTION 1.3.  Subsidiaries.

     Unless explicitly set forth to the contrary, a reference to "Subsidiary" shall mean a Subsidiary of Borrower and a reference to an "Affiliate" shall mean a reference to an Affiliate of Borrower.


     SECTION 1.4.  Interpretation Generally.

     References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement or any other Loan Document to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, as updated from time to time,
(b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time. Terms not otherwise defined herein and which are defined in the UCC are used herein with the respective meanings given them in the UCC. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.


                         ARTICLE II.  CREDIT FACILITY

     SECTION 2.1.  Making of Revolving Loans.

     Subject to the terms and conditions set forth in this Agreement, including, without limitation, Section 2.16., each Lender severally agrees to make Revolving Loans to Borrower during the period from and including the Effective Date to but excluding the Revolving Credit

Termination Date, in an aggregate principal amount not to exceed the lesser of
(a) such Lender's Commitment and (b) such Lender's Pro Rata Share of the Available Loan Amount. Each borrowing of Revolving Loans hereunder shall be in an aggregate principal amount of $1,000,000 and integral multiples of $500,000 in excess of that amount (except that any such borrowing of Revolving Loans may be in the aggregate amount of the unused Commitments). Notwithstanding any other provision of this Agreement or any other Loan Document, no Revolving Loan shall be made to Borrower if Agent determines that the making of such Revolving Loan would result in a violation of the margin requirements of Regulation U as specified in 12 C.F.R. (S) 221.3(a)(1) (or any successor regulation). Within the foregoing limits and subject to the other terms of this Agreement, Borrower may borrow, repay and reborrow Revolving Loans. As provided in Section 7.11., the initial Revolving Loans are to be used to satisfy, among other things, the outstanding principal balance of Loans (as defined in the Existing Credit Agreement, the "Existing Loans") owing by SC Realty Incorporated under the Existing Credit Agreement. To avoid the repayment of the Existing Loans during applicable existing interest periods, Borrower and Lenders agree that as of the Effective Date the Existing Loans shall be deemed to be Revolving Loans outstanding hereunder being of the same Types and, notwithstanding anything in the definition of the term "Interest Period" herein to the contrary, having initial Interest Periods of duration equal to the respective interest periods of the Existing Loans. As of the Effective Date, such Revolving Loans shall be allocated among Lenders in accordance with their respective Pro Rata Shares, and each Lender agrees to make such payments to the other Lenders and any Person who ceased to be a "Lender" under the Existing Credit Agreement upon the Effective Date in such amounts as are necessary to effect such allocation. All such payments shall be made to Agent for the account of the Person to be paid and shall be made on a net basis.


     SECTION 2.2.  Requests for Revolving Loans.

     Not later than 9:00 a.m. at least one Business Day prior to a borrowing of Base Rate Loans and not later than 10:00 a.m. at least three Business Days prior to a borrowing of LIBOR Loans, Borrower shall deliver to Agent a Notice of Borrowing. Each Notice of Borrowing shall specify the aggregate principal amount of Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loans, the Type of the requested Revolving Loans and if such Revolving Loan is to be a LIBOR Loan, the initial Interest Period for such Revolving Loan. Each Notice of Borrowing shall be irrevocable once given and binding on Borrower. Prior to delivering a Notice of Borrowing, Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that Agent provide Borrower with the most recent LIBO Rate available to Agent. Agent shall provide such quoted rate to Borrower and to Lenders on the date of such request or as soon as possible thereafter.


     SECTION 2.3.  Funding.

     (a) Promptly after receipt of a Notice of Borrowing under Section 2.2., Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed borrowing. No later than 9:00 a.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to Agent at Agent's Lending Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such

Lender. Upon fulfillment of all applicable conditions set forth herein, Agent shall make available to Borrower at Agent's Lending Office, not later than 11:00 a.m. on the date of the requested Revolving Loan, the proceeds of such Revolving Loans received by Agent. The failure of any Lender to deposit the amount described above with Agent shall not relieve any other Lender of its obligations hereunder to make a Revolving Loan.

     (b) With respect to Revolving Loans to be made after the Effective Date, unless Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to Agent the Revolving Loan to be made by such Lender on such date, Agent may assume that such Lender will make the proceeds of such Revolving Loan available to Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and Agent may (but shall not be obligated to), in reliance upon such assumption, make available to Borrower the amount of such Revolving Loan to be provided by such Lender.


     SECTION 2.4.  Continuation.

     So long as no Event of Default shall have occurred and be continuing, Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by Borrower's giving of a Notice of Continuation not later than 12:00 noon on the third Business Day prior to the date of any such Continuation by Borrower to Agent. Promptly after receipt of a Notice of Continuation, Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Continuation. Such notice by Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the date of such Continuation,
(b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on Borrower once given. If Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefore, Convert into a Base Rate Loan notwithstanding failure of Borrower to comply with
Section 2.5.


     SECTION 2.5.  Conversion.

     So long as no Event of Default shall have occurred and be continuing, Borrower may on any Business Day, upon Borrower's giving of a Notice of Conversion to Agent, Convert the entire amount of all or a portion of a Loan of one Type into a Loan of another Type. Promptly after receipt of a Notice of Conversion, Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Conversion. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each such Notice of Conversion shall be given not later than 12:00 noon on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy confirmed immediately in writing if by telephone in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on Borrower once given. Each Conversion from a Base Rate Loan to a LIBOR Loan shall be in an aggregate amount for the Loans of all Lenders of not less than $1,000,000 or integral multiples of $500,000 in excess of that amount.


     SECTION 2.6.  Interest Rate.

     (a) All Loans. The unpaid principal of each Base Rate Loan shall bear interest from the date of the making of such Loan to but not including the date of repayment thereof at a rate per annum equal to the Base Rate in effect from day to day. The unpaid principal of each LIBOR Loan shall bear interest from the date of the making of such Loan to but not including the date of repayment thereof at a rate per annum equal to the LIBO Rate plus the Applicable Margin.

     (b) Default Rate. All past-due principal of, and to the extent permitted by Applicable Law, interest on, the Loans shall bear interest until paid at the Base Rate from time to time in effect plus two percent (2%).


     SECTION 2.7.  Number of Interest Periods.

     Anything herein to the contrary notwithstanding, there may be no more than 12 different Interest Periods outstanding at the same time.


     SECTION 2.8.  Repayment of Loans.

     (a) Payment of Interest. All accrued and unpaid interest on the unpaid principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date, (ii) on the Revolving Credit Termination Date, (iii) on the Termination Date and (iv) on any date on which the principal balance of such Loan is due and payable in full.

     (b) Payment of Principal of Revolving Loans. Subject to Section 2.11., the aggregate outstanding principal balance of all Revolving Loans shall be due and payable in full on the Revolving Credit Termination Date.

     (c) Payment of Principal of Term Loans. Borrower shall repay the principal balance of the Term Loans in consecutive quarterly installments due on the last day of each March, June, September and December following the Revolving Credit Termination Date until the Term Loans have been paid in full. The amount of such installments shall be as follows: (i) the first four installments shall each be in the aggregate amount of 5.0% of the initial aggregate principal balance of the Term Loans (or if the outstanding aggregate principal balance of the Term Loans is less than such amount on the due date of any such installment, then in the amount of such aggregate outstanding balance) and (ii) if after the payment of such four installments any principal balance shall remain owing on the Term Loans, each remaining installment shall be in the aggregate amount of 6.6675% of the initial aggregate principal balance of the Term Loans (or if the outstanding aggregate principal balance of the Term Loans is less than such amount on the due date of any such installment, then in the amount of such aggregate outstanding balance). Notwithstanding the foregoing, the entire outstanding principal balance of all Term Loans shall be due and payable in full on the Termination Date.

     (d) Optional Prepayments. Borrower may, upon at least one Business Day's prior notice to Agent, prepay any Revolving Loan or Term Loan in whole at any time, or from time to time in part in an amount equal to $500,000 or integral multiples of $100,000 in excess of that amount. If Borrower shall prepay the principal of any LIBOR Loan on any date other than the last day of the Interest Period applicable thereto, Borrower shall pay the amounts, if any, due under
Section 4.4.

     (e) Mandatory Prepayments. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Swingline Loans, exceeds the aggregate amount of the Commitments in effect at such time, Borrower shall promptly upon demand pay to Agent for the accounts of the Lenders the amount of such excess. If at any time the aggregate outstanding principal balance of Loans exceeds the Available Loan Amount, then Borrower shall, within 10 Business Days of Borrower obtaining actual knowledge of the occurrence of such excess, eliminate such excess. If such excess is not eliminated within such 10 Business Day period, then the entire outstanding principal balance of all Loans shall be immediately due and payable in full.

     (f) General Provisions as to Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to Agent at its Lending Office, not later than 11:00 a.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The parties agree that if Borrower makes any payment due hereunder after 11:00 a.m. but before 5:00 p.m. on the date such payment is due, such late payment shall not constitute a Default under Section 8.1.(a) but shall nevertheless for all other purposes, including but not limited to, the calculation of interest, be deemed to have been paid as of the next succeeding Business Day as provided in the parenthetical phrase of the preceding sentence. Each payment received by Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender, by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. Each payment received by Agent for the account of Swingline Lender under this Agreement or the Swingline Note shall be paid to Swingline Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by Swingline Lender to the Agent from time to time. In the event Agent fails to pay such amounts to such Lender or Swingline Lender, as the case may be, within one Business Day of receipt by Agent, Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business

Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.


     SECTION 2.9.  Voluntary Reductions of the Commitments.
                   ---------------------------------------

     Borrower may terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all outstanding Swingline Loans) at any time and from time to time without penalty or premium upon not less than three Business Days prior notice to Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Commitments shall not be less than $1,000,000 and integral multiples of $1,000,000 in excess of that amount) and shall be irrevocable once given and effective only upon receipt by Agent; provided, however, that if Borrower seeks to reduce the aggregate amount of the Commitments below $200,000,000, then all of the Commitments shall be reduced to zero and except as otherwise provided herein, the provisions of this Agreement shall terminate. The Commitments, once reduced pursuant to this Section, may not be increased. Borrower shall pay all interest and fees on the Revolving Loans accrued to the date of such reduction or termination of the Commitments to Agent for the account of Lenders. Any reduction in the aggregate amount of the Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of multiple of $100,000) in the Swingline Commitment.


     SECTION 2.10.  Extension of Revolving Credit Termination Date.
                    ----------------------------------------------

     (a) Borrower may request Agent and Lenders to extend the current Revolving Credit Termination Date by successive one-year intervals by executing and delivering to Agent no later than January 15 (and not before January 1) of the year one year prior to the current Revolving Credit Termination Date, a written request for such extension (an "Extension Request"). Agent shall forward to each Lender a copy of each Extension Request delivered to Agent promptly upon receipt thereof. Borrower understands that this Section has been included in this Agreement for Borrower's convenience in requesting an extension and acknowledges that none of Lenders nor Agent has promised (either expressly or impliedly), nor has any obligation or commitment whatsoever, to extend the Revolving Credit Termination Date at any time. If all Lenders shall have notified Agent on or prior to February 15 of the year one year prior to the Revolving Credit Termination Date that they accept such Extension Request, the Revolving Credit Termination Date shall be extended for one year. If any Lender shall not have notified Agent on or prior to such February 15 that it accepts such Extension Request, the Revolving Credit Termination Date shall not be extended. Agent shall promptly notify Borrower whether the Extension Request has been accepted or rejected as well as which Lender or Lenders rejected Borrower's Extension Request (each such Lender a "Rejecting Lender").

     (b) Notwithstanding the preceding subsection (a), if Borrower receives notification from Agent that an Extension Request has been rejected (a "Notice of Rejection"), and provided that the aggregate amount of Commitments of the Rejecting Lenders does not exceed 20% of the aggregate amount of Commitments then outstanding, Borrower may elect, with respect to each such Rejecting Lender, by giving written notice to Agent of any such election within 30 days after receipt by Borrower of a Notice of Rejection, to either (x) require such Rejecting Lender to assign its respective Commitment to an Eligible Assignee as contemplated in the immediately following clause (i) or (y) pay in full the amount of Revolving Loans, interest and fees owing to such Rejecting Lender and terminate such Rejecting Lender's Commitment as contemplated in the immediately following clause (ii). If Borrower has made a timely election as permitted by the preceding sentence, then Borrower shall take either of the following actions as specified in such election: (i) demand that such Rejecting Lender, and upon such demand such Rejecting Lender shall promptly, assign its respective Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 10.8.(c) for a purchase price equal to the aggregate principal balance of Revolving Loans then outstanding and owing to such Rejecting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Rejecting Lender, any such assignment to be completed within 45 days after receipt by Borrower of a Notice of Rejection or (ii) within 45 days after receipt by Borrower of a Notice of Rejection, pay to such Rejecting Lender the aggregate principal balance of Revolving Loans then outstanding and owing to such Rejecting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Rejecting Lender, whereupon such Rejecting Lender's Commitment shall terminate, and such Rejecting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. Agent may (but shall not be obligated to) cooperate in effectuating the replacement of any such Rejecting Lender under this Section, but at no time shall Agent, such Rejecting Lender, or any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Assignee. If all Rejecting Lenders have either assigned their Commitments to other financial institutions as contemplated by the preceding clause (i) or have been paid the amounts specified in the preceding clause (ii), then the Borrower's Extension Request which was initially rejected shall be deemed to have been granted and accordingly the Revolving Credit Termination Date shall be extended by one year, otherwise the Revolving Credit Termination Date shall not be extended. If the aggregate amount of Commitments of the Rejecting Lenders exceeds 20% of the aggregate amount of Commitments then outstanding, the Revolving Credit Termination Date shall not be extended.


     SECTION 2.11.  Term Loan Conversion.
                    --------------------

     Subject to the terms and conditions of this Agreement, if any Extension Request of Borrower shall be denied, Borrower may then elect to convert on the date one year prior to the current Revolving Credit Termination Date the aggregate principal amount of Revolving Loans then owing to each Lender and outstanding on the Revolving Credit Termination Date into a term loan owing to such Lender (each a "Term Loan") provided (a) Borrower has given Agent not less than 15 days' prior notice of Borrower's intention to so convert the Revolving Loans and (b) the conditions set forth in Section 5.3. have been satisfied as of the date one year prior to the current Revolving Credit Termination Date. Upon the effectiveness of the conversion of the outstanding principal balance of Revolving Loans into Term Loans as contemplated by this Section, Borrower shall have no right to borrow, and neither Swingline Lender nor any Lender shall have any obligation to make, any Swingline Loans or Revolving Loans, as applicable.

     SECTION 2.12.  Inclusion of Securities in Unencumbered Pool.
                    --------------------------------------------

     As of the date hereof, the Securities described in Schedule 2.12. are the only Unencumbered Pool Securities. If Borrower desires that additional Securities become Unencumbered Pool Securities, Borrower shall give Agent prior written notice thereof, such notice to set forth: (a) the identity of the Issuer of such Securities; (b) the number of such Securities to become Unencumbered Pool Securities; (c) whether such Securities are Traded Securities; (d) the per share Market Value of such Securities as of the most recent date available; (e) a calculation of the ratio of such Issuer's Indebtedness to its Net Worth plus accumulated depreciation and (f) whether such Securities are to be subject to the limitations of clause (a) of the definition of Unencumbered Pool Value, and if so, a calculation of the Cash Flow to Interest Ratio referred to in such clause (a). Such notice must be accompanied by an Unencumbered Pool Certificate setting forth on a pro forma basis the Unencumbered Pool Value assuming that such Securities are Unencumbered Pool Securities, and if such Securities are owned by a wholly-owned Subsidiary that is not already a Guarantor, the items required to be delivered under Section 10.14. Promptly upon receipt of such notice and Unencumbered Pool Certificate (but in any event within 3 Business
Days), Agent will forward copies of the same to Lenders. So long as such Securities are Qualifying Securities, such Securities shall become Unencumbered Pool Securities 10 Business Days following Agent's receipt of such notice, Unencumbered Pool Certificate and the items, if any, required to be delivered under Section 10.14.


     SECTION 2.13.  Termination of Designation as Unencumbered Pool Security;
                    ---------------------------------------------------------
Release of Guarantors.
---------------------

     (a) Generally. From time to time Borrower may request, by written notice to Agent, that an Unencumbered Pool Security cease to be an Unencumbered Pool Security. Together with such notice, Borrower shall deliver to Agent an Unencumbered Pool Certificate setting forth on a pro forma basis the Unencumbered Pool Value assuming that such Security is no longer an Unencumbered Pool Security. Promptly upon receipt of such notice and Unencumbered Pool Certificate (but in any event within 3 Business Days), Agent will forward copies of the same to Lenders. So long as no Default (including any Default resulting from a violation of Section 2.16.) or Event of Default shall have occurred and be continuing both at the time of such request and immediately after giving effect to such request, such Security shall cease to be an Unencumbered Pool Security 10 Business Days following Agent's receipt of such notice and Unencumbered Pool Certificate.

     (b) Release of Guarantors. If a Guarantor no longer owns any Securities that are Unencumbered Pool Securities, then upon the written request of Borrower to Agent and so long as no Default or Event of Default shall have occurred and be continuing, Agent shall release such Guarantor from the Guaranty. To evidence such release, Agent agrees to execute and deliver, at the sole cost and expense of Borrower, such instruments as Borrower may reasonably request.


     SECTION 2.14.  Notes.
                    -----

     The obligation of Borrower to repay the Revolving Loans and the Term Loans shall, in addition to this Agreement, be evidenced by the Revolving Notes.

     SECTION 2.15.  Swingline Loans.
                    ---------------

     (a) Swingline Loans. Subject to the terms and conditions hereof, including without limitation, Section 2.16., if necessary to meet Borrower's funding deadline, Swingline Lender agrees to make Swingline Loans to Borrower, during the period from the Effective Date to but excluding the Revolving Credit Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Swingline Commitment. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, Borrower shall immediately pay to Agent for the account of Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow Swingline Loans hereunder. Except as otherwise provided in Section 2.9., the borrowing of a Swingline Loan shall not constitute usage of any Lender's Commitment for purposes of calculation of the fee payable under Section 3.1.(a) or otherwise.

     (b) Procedure for Borrowing Swingline Loans. Borrower shall give Agent and Swingline Lender notice pursuant to a Notice of Swingline Borrowing delivered to Agent and Swingline Lender no later than 9:00 a.m. on the proposed date of such borrowing, provided that Borrower shall have given telephonic notice to Agent and Swingline Lender no later than 9:00 a.m. on the proposed date of borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing. Not later than 11:00 a.m. on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, Swingline Lender will make the proceeds of such Swingline Loan available to Borrower in Dollars, in immediately available funds, at the account specified by Borrower in the Notice of Swingline Borrowing.

     (c) Interest. Swingline Loans shall bear interest at a per annum rate equal to (i) the Base Rate as in effect from time to time minus (ii) 1.60%, or at such other rate or rates as Borrower and Swingline Lender may agree from time to time in writing. Interest payable on Swingline Loans is solely for the account of Swingline Lender. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.8. with respect to interest on Base Rate Loans (except as Swingline Lender and Borrower may otherwise agree in writing in connection with any particular Swingline
Loan).

     (d) Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof, or such other minimum amounts agreed to by Swingline Lender and Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which Swingline Lender and Borrower may agree) and in connection with any such prepayment, Borrower must give Swingline Lender prior written notice thereof no later than 10:00 a.m. one Business Day prior to the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

     (e) Repayment and Participations of Swingline Loans. Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by Swingline Lender and in any event, within 10 Business Days after the date such Swingline Loan was made. Notwithstanding the foregoing, Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Revolving Credit Termination Date (or such earlier date as Swingline Lender and Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from Borrower, Swingline Lender may, on behalf of Borrower (which hereby irrevocably directs Swingline Lender to act on its behalf), request a borrowing of either Base Rate Loans or LIBOR Loans with a one month Interest Period (as chosen by Agent in its sole discretion) from Lenders in an amount equal to the principal balance of such Swingline Loan. Swingline Lender shall give notice to Agent of any such borrowing of (x) Base Rate Loans not later than 9:00 a.m. at least one Business Day prior to the proposed date of such borrowing and (y) LIBOR Loans not later than 10:00 a.m. at least three Business Days prior to the proposed date of such borrowing. Each Lender will make available to Agent's Lending Office for the account of Swingline Lender, in immediately available funds, the proceeds of the Loan to be made by such Lender. Agent shall pay the proceeds of such Loans to Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. If Lenders are prohibited from making Loans required to be made under this subsection for any reason whatsoever, including without limitation, the occurrence of any of the Defaults or Events of Default described in Sections 8.1.(h) or 8.1.(i), each Lender shall purchase from Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to Agent for the account of Swingline Lender in Dollars and in immediately available funds. A Lender's obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 8.1.(h) or (i)) or the termination of any Lender's Commitment, (iii) the existence (or alleged existence) of an event of condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by Agent, any Lender or the Borrower or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, a Lender shall not be obligated to purchase such a participation in a Swingline Loan as provided above if, and only if, the Swingline Lender made such Swingline Loan after having received written notice from the Borrower or any Lender that an Event of Default had occurred and is continuing, and in fact, such Event of Default had occurred and was continuing. If such amount is not in fact made available to Swingline Lender by any Lender, Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon Swingline Lender's demand therefor, and until such time as such Lender makes the required payment, Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder, to Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).


     SECTION 2.16.  Amount Limitations.
                    ------------------

     Notwithstanding any other term of this Agreement or any other Loan Document, at no time may the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Swingline Loans, exceed the lesser of (a) the Available Loan Amount and (b) the aggregate amount of the Commitments.


                     ARTICLE III. GENERAL LOAN PROVISIONS

     SECTION 3.1.  Fees.
                   ----

     (a) During the period from the Effective Date to but excluding the Revolving Credit Termination Date, Borrower agrees to pay Agent for the account of Lenders an unused facility fee equal to the portion of the daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal balance of Revolving Loans set forth in the table below multiplied by the corresponding per annum rate applicable to that portion:



   Portion of Amount by Which Commitments
         Exceeds Revolving Loans                           Unused Fee
--------------------------------------------------------------------------------
      $0 to and including $200,000,000                       0.125%
--------------------------------------------------------------------------------
      Greater than $200,000,000 and less                     0.15%
      than or equal to $400,000,000
--------------------------------------------------------------------------------
      Greater than $400,000,000                              0.20%
--------------------------------------------------------------------------------

Such fee shall be payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Revolving Credit Termination Date. Borrower acknowledges that the commitment fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to Lenders for committing to make funds available to Borrower as described herein and for no other purposes.

     (b) If, pursuant to Section 2.10., Lenders grant an extension of the Revolving Credit Termination Date, Borrower agrees to pay to Agent for the account of each Lender consenting to such extension an extension fee equal to one-tenth of one percent (0.10%) of such Lender's Commitment at such time. Such fee shall be payable on the date on which Lenders grant such extension.

     (c) If, pursuant to Section 2.11., the outstanding balance of Revolving Loans is converted into Term Loans, Borrower agrees to pay to Agent for the account of each Lender a conversion fee equal to two-tenths of one percent (0.20%) per annum of the principal balance of the Term Loans outstanding on each date such fee is payable. Such fee shall be payable on the first, second and third anniversary dates of such conversion and shall be paid within 5 Business Days of such anniversary date.

     (d) Borrower agrees to pay to Agent such fees for services rendered by Agent as shall be separately agreed upon between Borrower and Agent.


     SECTION 3.2.  Computation of Interest and Fees.
                   --------------------------------

     Interest on the Loans and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day of a period).


     SECTION 3.3.  Pro Rata Treatment.
                   ------------------

     Except to the extent otherwise provided herein: (a) each borrowing from Lenders under Section 2.1. shall be made from Lenders, each payment of the fees under Sections 3.1.(a) through 3.1.(c) shall be made for account of Lenders, and each termination or reduction of the amount of the Commitments under Section
2.9. shall be applied to the respective Commitments of Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Loans by Borrower shall be made for account of Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Loans by Borrower shall be made for account of Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 4.6.) shall be made pro rata among Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender's portion of each Loan of such Type shall be coterminous; and (e) Lenders' participation in, and payment obligations in respect of, Swingline Loans under Section 2.15., shall be pro rata in accordance with their respective Commitments. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.15.(e)). Notwithstanding the immediately preceding clause (a), from the Effective Date until the first date on which the amount of Wells Fargo's Commitment first equals or is less than $77,500,000, (i) any reduction of the aggregate unused amount of the Commitments requested by Borrower as permitted under Section 3.3. shall be applied (x) first, to reduce the amount of Wells Fargo's Commitment until the amount of such Commitment equals $77,500,000 and
(y) thereafter, to reduce the amounts of the Commitments of all Lenders (including Wells Fargo) as provided in the immediately preceding clause (a); and
(ii) any prepayment or repayment of the principal balance of any Revolving Loans made by, or required of, Borrower in connection with any such reduction shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the

Revolving Loans being held by Lenders pro rata in accordance with their the amount of their respective Commitments after giving effect to such reduction.


     SECTION 3.4.  Sharing of Payments, Etc.
                   ------------------------

     Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, but only after having obtained the prior written consent of Agent exercised in its sole discretion, to offset balances held by it for the account of Borrower at any of such Lender's offices, in Dollars or in any other currency, against any principal of, or interest on, any of such Lender's Loans hereunder (or other Obligations owing to such Lender hereunder) which is not paid when due after the expiration of any applicable grace periods (regardless of whether such balances are then due to Borrower), in which case such Lender shall promptly notify Borrower, all other Lenders and Agent thereof; provided, however, such Lender's failure to give such notice shall not affect the validity of such offset. If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement, or shall obtain payment on any other Obligation owing by Borrower through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by Borrower to a Lender not in accordance with the terms of this Agreement and such payment, pursuant to the immediately preceding Section, should be distributed pro rata to Lenders, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) in accordance with their respective Pro Rata Shares. To such end, all Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders made by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.


     SECTION 3.5.  Defaulting Lenders.
                   ------------------

     If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of ten Business Days after notice from Agent, then, in addition to the rights and remedies that may be available to Agent or Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of Agent or to be taken into account in the calculation of Majority Lenders or Supermajority Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to Agent of any amount required to be paid to Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which Agent or Borrower may have under the immediately preceding provisions or otherwise, Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held by Agent and either applied against the purchase price of such Loans under Section 3.6. or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.


     SECTION 3.6.  Purchase of Defaulting Lender's Pro Rata Share.
                   ----------------------------------------------

     (a) Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Commitment in proportion to the Commitments of the other Lenders exercising such right. Upon any such purchase, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 10.8.(c), shall pay to Agent an assignment fee in the amount of $6,000.

     (b) The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, Agent shall apply against such purchase price any amounts retained by Agent pursuant to the last sentence of Section 3.5. The Defaulting Lender shall be entitled to receive amounts owed to it by Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by Agent from or on behalf of Borrower. There shall be no recourse against any Lender or Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.


     SECTION 3.7.  Usury.
                   -----

     In no event shall the amount of interest due or payable on the Loans exceed the maximum rate of interest allowed by Applicable Law and, in the event any such payment is paid by Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal. It is the express intent of the parties hereto that Borrower not pay and Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by Borrower under Applicable Law.


     SECTION 3.8.  Agreement Regarding Interest and Charges.
                   ----------------------------------------

     THE PARTIES HERETO HEREBY AGREE AND STIPULATE THAT THE ONLY CHARGE IMPOSED UPON BORROWER FOR THE USE OF MONEY IN CONNECTION WITH THIS AGREEMENT IS AND SHALL BE THE INTEREST DESCRIBED IN SECTION 2.6. AND, WITH RESPECT TO SWINGLINE LOANS, IN SECTION 2.15.(c). THE PARTIES HERETO FURTHER AGREE AND STIPULATE THAT ALL OTHER CHARGES IMPOSED BY LENDERS AND AGENT ON BORROWER IN CONNECTION WITH THIS AGREEMENT, INCLUDING ALL AGENCY FEES, FACILITY FEES, UNUSED FACILITY FEES, EXTENSION FEES, UNDERWRITING FEES, DEFAULT CHARGES, LATE CHARGES, ATTORNEYS' FEES AND REIMBURSEMENT FOR COSTS AND EXPENSES PAID BY AGENT OR ANY LENDER TO THIRD PARTIES OR FOR DAMAGES INCURRED BY AGENT OR ANY LENDER, ARE CHARGES MADE TO COMPENSATE AGENT OR ANY SUCH LENDER FOR UNDERWRITING OR ADMINISTRATIVE SERVICES AND COSTS OR LOSSES PERFORMED OR INCURRED, AND TO BE PERFORMED OR INCURRED, BY AGENT AND LENDERS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY PURSUANT TO OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 7-4-2 OR 7-4-18. ALL CHARGES OTHER THAN CHARGES FOR THE USE OF MONEY SHALL BE FULLY EARNED AND NONREFUNDABLE WHEN DUE.


     SECTION 3.9.  Statements of Account.
                   ---------------------

     Agent will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrower absent demonstrable error. The failure of Agent or any Lender to maintain or deliver such a statement of accounts shall not relieve or discharge Borrower from its obligations hereunder.


     SECTION 3.10.  Agent's Reliance.
                    ----------------

     Neither Agent nor any Lender shall incur any liability to Borrower for acting upon any telephonic notice permitted under this Agreement which Agent or such Lender believes reasonably and in good faith to have been given by an individual authorized to deliver a Notice of Borrowing, Notice of Conversion, Notice of Continuation or Extension Request on behalf of Borrower.


     SECTION 3.11.  Foreign Lenders.
                    ---------------

     On or before the Effective Date, each Foreign Lender shall deliver to Agent and Borrower (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Agreement and the Note payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a reduced rate (the "Reduced Rate"), and (ii) if requested by Agent or Borrower, a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to Agent and Borrower two further copies of such Form 1001 or 4224 and W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form previously delivered expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by such Foreign Lender to Borrower and Agent, and such extensions or renewals thereof as may reasonably be requested by Borrower and Agent, (i) in the case of a Form 1001 or 4224, certifying that such Foreign Lender is entitled to receive payments under this Agreement and the Note payable to it without deduction or withholding of any United States federal income taxes, unless in any such case any change in a tax treaty to which the United States is a party, or any change in any Applicable Law of the United States of America or official interpretation thereof has occurred after the Effective Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it, and such Foreign Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding at the Reduced Rate, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.


                      ARTICLE IV. YIELD PROTECTION, ETC.

     SECTION 4.1.  Additional Costs; Capital Adequacy.
                   ----------------------------------

     (a) Additional Costs. Borrower shall promptly pay to Agent for the account of a Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each such case resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit or similar requirements (including Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement utilized in the determination of the Adjusted Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

     (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to Borrower (with a copy to Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6. shall apply).

     (c) Notification and Determination of Additional Costs. Each Lender agrees to notify Borrower of any event occurring after the date hereof entitling such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, subject to the last sentence of this subsection, the failure of any Lender to give such notice shall not release Borrower from any of its obligations hereunder. Such Lender agrees to furnish to Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section. Determinations by Agent or any Lender of the effect of any Regulatory Change shall be prima facie evidence of the matters so certified. A Lender shall only be entitled to compensation under the preceding subsection (a) as a result of events occurring during the 120-day period ending on the date Borrower receives the notice described in the first sentence of this subsection and if such Lender uses reasonable allocation and attribution methods to determine such compensation.


     SECTION 4.2.  Suspension of LIBOR Loans.
                   -------------------------

     Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBO Rate for any Interest Period:

          (a) Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, or

          (b) Agent reasonably determines (which determination shall be conclusive) that the LIBO Rate will not adequately and fairly reflect the cost to Lenders of making or maintaining LIBOR Loans for such Interest Period;

     then Agent shall give Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and

Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.


     SECTION 4.3.  Illegality.
                   ----------

     Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify Borrower thereof (with a copy to Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.6. shall be applicable).


     SECTION 4.4.  Compensation.
                   ------------

     Borrower shall pay to Agent for account of each Lender, upon the request of such Lender through Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to: (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or (b) any failure by Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation. Upon Borrower's request, any Lender requesting compensation under this Section shall provide Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be prima facie evidence of the matters stated therein.


     SECTION 4.5.  Affected Lenders.
                   ----------------

     If any Lender requests compensation pursuant to Section 4.1., or the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b) or 4.3., then, so long as there does not then exist any Default or Event of Default, Borrower may (but shall not be obligated to) take either of the following actions: (a) demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 10.8.(c) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or (b) pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, whereupon the Affected Lender shall no longer be a party hereto or have any rights hereunder or under any of the other Loan Documents. Agent and the Affected Lender may (but shall not be obligated to) cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall Agent, such Affected Lender, or any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Assignee. The exercise by Borrower of its rights under this Section shall be at Borrower's sole cost and expense and at no cost or expense to Agent, the Affected Lender, or any of the other Lenders. The terms of this Section shall not in any way limit Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 4.1.


     SECTION 4.6.  Treatment of Affected Loans.
                   ---------------------------

     If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b), 4.2. or 4.3., then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(b) or 4.3., on such earlier date as such Lender may specify to Borrower with a copy to Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1., 4.2. or 4.3. that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

     If such Lender gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 4.1. or 4.3. that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.


     SECTION 4.7.  Change of Lending Office.
                   ------------------------

     Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 4.1. or 4.3. to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

                             ARTICLE V. CONDITIONS

     SECTION 5.1.  Initial Conditions to Loans.
                   ---------------------------

     The obligation of a Lender to make any Revolving Loan to Borrower, or the Swingline Lender to make any Swingline Loan to Borrower, in each case in accordance with the terms hereof, is subject to the condition precedent that Borrower deliver to Agent each of the following, each of which shall be in form and substance satisfactory to Agent:

     (a) counterparts of this Agreement executed by each of the parties hereto;

     (b) Revolving Notes executed by Borrower, payable to each Lender and complying with the terms of Section 2.14., and the Swingline Note executed by Borrower;

     (c) the Guaranty executed by SC Realty Incorporated and any other wholly-owned Subsidiary of Borrower initially to be a party thereto;

     (d) an opinion of Mayer, Brown and Platt, counsel to Borrower and Guarantors, and addressed to Agent and Lenders in substantially the form of Exhibit J;

     (e) an opinion of Alston & Bird LLP, counsel to Agent, and addressed to Agent and Lenders in substantially the form of Exhibit K;

     (f) the articles of incorporation of Borrower certified as of a recent date by the Secretary of State of the State of Maryland;

     (g) a Certificate of Good Standing with respect to Borrower issued as of a recent date by the Secretary of State of the State of Maryland and certificates of qualification to transact business or other comparable certificates with respect to Borrower issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which Borrower is required to be so qualified;

     (h) a certificate of incumbency signed by the Secretary or Assistant Secretary of Borrower with respect to each of the officers of Borrower authorized to execute and deliver the Loan Documents to which Borrower is a party and to execute and deliver Notices of Borrowing, Notices of Conversion, Notices of Continuation and Notices of Swingline Borrowing;

     (i) certified copies (certified by the Secretary or Assistant Secretary of Borrower) of the by-laws of Borrower and of all corporate or other necessary action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

     (j) the Organizational Documents of each Guarantor certified as of a recent date by the Secretary of State or other similar Governmental Authority of the jurisdiction of its formation;

     (k) a certificate of good standing or certificate of similar meaning with respect to each Guarantor issued as of a recent date by the Secretary of State of the State or other similar Governmental Authority of the respective jurisdiction of its formation and certificates of qualification to transact business or other comparable certificates with respect to each Guarantor issued by each Secretary of State or other similar Governmental Authority (and any state department of taxation, as applicable) of each state in which such Guarantor is required to be so qualified;

     (l) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Guarantor with respect to each of the officers of such Guarantor authorized to execute and deliver the Loan Documents to which such Guarantor is a party;

     (m) certified copies (certified by the Secretary or Assistant Secretary of each Guarantor (or other individual performing similar functions)) of (i) the by-laws of such Guarantor, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

     (n) a Form FR U-1 and a Form FR G-3 executed by Borrower with respect to all Unencumbered Pool Securities;

     (o)  an Unencumbered Pool Certificate calculated as of March 31, 1998; and

     (p) such other documents and instruments as Agent, or any Lender through Agent, may reasonably request.


     SECTION 5.2.  Conditions to All Loans.

     The obligation of any Lender to make any Revolving Loan, and of Swingline Lender to make any Swingline Loan, is subject to the condition precedent that the following conditions be satisfied in the judgment of Agent:

     (a) timely receipt by Agent of a Notice of Borrowing, or in the case of a Swingline Loan, timely receipt by Swingline Lender of a Notice of Swingline Borrowing;

     (b) the proposed use of proceeds of such Loans set forth in the Notice of Borrowing or Notice of Swingline Borrowing, as the case may be, is consistent with the provisions of Section 7.11.;

     (c) immediately before and after the making of such Revolving Loans or Swingline Loan, no Default (including without limitation the existence of the condition described in Section 2.8.(e)) or Event of Default shall have occurred and be continuing; and

     (d) the representations and warranties of Borrower and Guarantors contained in the Loan Documents to which any is a party shall be true in all material respects on and as of the date of such Revolving Loans or Swingline Loan except to the extent (x) such representations or warranties specifically relate to an earlier date or (y) such representations or warranties become untrue by reason of events or conditions otherwise permitted hereunder and the other Loan Documents.

The delivery of each Notice of Borrowing and each Notice of Swingline Borrowing and the making of each Loan shall constitute a certification by Borrower to Agent, Swingline Lender and Lenders that the statements in the immediately preceding clauses (b) through (d) are true.


     SECTION 5.3.  Conditions to Conversion to Term Loans.

     The right of Borrower to convert Revolving Loans into Term Loans under
Section 2.11. is subject to the condition precedent that the following conditions be satisfied in the judgment of Agent:

     (a)  timely receipt by Agent of the notice required under such Section;

     (b) immediately prior to such conversion, no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such conversion; and

     (c) the representations and warranties of Borrower and Guarantors contained in the Loan Documents to which any is a party shall be true in all material respects on and as of the date of such conversion except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted hereunder and the other Loan Documents.

The delivery of the notice required under such Section shall constitute a certification by Borrower to Agent and Lenders that the statements in the immediately preceding clauses (b) and (c) are true.


     SECTION 5.4.  Conditions as Covenants.

     If Lenders make the initial Revolving Loan, or Swingline Lender makes the initial Swingline Loan, prior to the satisfaction of all conditions precedent set forth in Section 5.1., Borrower shall nevertheless cause such condition or conditions to be satisfied within five Business Days after the date of the making of such initial Revolving Loans or Swingline Loan.


                  ARTICLE VI.  REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Agent and each Lender as follows:

     SECTION 6.1.  Existence and Power.

     Each of Borrower and Guarantors is a corporation, partnership, trust or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified and is in good standing, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Materially Adverse Effect.


     SECTION 6.2.  Ownership Structure.

     Schedule 6.2. correctly sets forth the corporate structure and ownership interests of Borrower and all of its Consolidated Subsidiaries including the correct legal name of Borrower and each such Subsidiary, and Borrower's relative equity interest in each such Subsidiary.


     SECTION 6.3. Authorization of Agreement, Notes, Loan Documents and Borrowings.

     Each of Borrower and Guarantors has the right and power, and has taken all necessary action to authorize it, to borrow hereunder in the case of Borrower, and to execute, deliver and perform the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. Each of the Loan Documents to which Borrower or any Guarantor is a party have been duly executed and delivered by the duly authorized officers of Borrower or such Guarantor and each is a legal, valid and binding obligation of Borrower or such Guarantor enforceable against Borrower or such Guarantor in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.


     SECTION 6.4. Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, etc.

     The execution, delivery and performance by Borrower or any Guarantor of the Loan Documents to which Borrower or such Guarantor is a party in accordance with their respective terms and the borrowing of Loans hereunder do not and will not, by the passage of time, the giving of notice or otherwise (a) require any Governmental Approval or violate any Applicable Law relating to Borrower or any Guarantor the failure to possess or to comply with which would have a Materially Adverse Effect; (b) conflict with, result in a breach of or constitute a default under the Organizational Documents of Borrower or any Guarantor, or any indenture, agreement or other instrument to which Borrower or any Guarantor is a party or by which it or any of its properties may be bound and the violation of which would have a Materially Adverse Effect; or (c) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower or any Guarantor other than Permitted Liens.


     SECTION 6.5.  Compliance with Law; Governmental Approvals.

     Each of Borrower and Guarantors is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws, except for noncompliances which, and Governmental Approvals the failure to possess which, would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which (if Borrower or such Guarantor, as applicable, has actual knowledge of such Applicable

Law or Governmental Approval) adequate reserves have been established on the books of Borrower or such Guarantor, as applicable.


     SECTION 6.6.  Indebtedness and Guarantees.

     Schedule 6.6. is a complete and correct listing of all Indebtedness and Guarantees of Borrower as of the date hereof. Borrower has performed and is in compliance with all of the terms of all Indebtedness of Borrower (including all Guarantees of any Indebtedness) having an aggregate principal amount in excess of $5,000,000, and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time or otherwise, would constitute such a default or event of default, exists with respect to any such Indebtedness. As if the date hereof, no Guarantor has any Indebtedness or Guarantees other than the Indebtedness under the Guaranty and the other Loan Documents to which such Guarantor is a party.


     SECTION 6.7.  Transactions with Affiliates.

     Neither Borrower nor any Guarantor is a party to any transaction with any Affiliate which is in violation of Section 7.14.(b).


     SECTION 6.8.  Absence of Defaults.

     Neither Borrower nor any Guarantor is in default under its respective Organizational Documents, and no event has occurred, which has not been remedied, cured or waived (a) which constitutes a Default or an Event of Default; or (b) which constitutes, or which with the passage of time, the giving of notice or otherwise, would constitute, a default or event of default by Borrower or any Guarantor under any material agreement (other than this Agreement) or judgment, decree or order to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or any of its properties may be bound.


     SECTION 6.9.  Financial Information.

     The consolidated balance sheet of Borrower as at December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ending, reported on by Arthur Andersen LLP, copies of all of which have been delivered to Agent and Lenders, fairly present, in conformity with generally accepted accounting principles, the financial position of Borrower as of such date and its results of operations and cash flows for such fiscal year and period. Since December 31, 1997 and with reference to such date, there has been no material adverse change in the financial position or results of operations of Borrower and its Consolidated Subsidiaries taken as a whole.


     SECTION 6.10.  Litigation.

     There is no action, suit or proceeding pending against, or to the knowledge of Borrower threatened against or affecting, any Related Company before any court or arbitrator or any Governmental Authority (a) which would reasonably be expected to materially adversely affect the business, properties, financial position, results of operations or prospects of Borrower or (b) which in any manner draws into question the validity of any Loan Document.


     SECTION 6.11.  ERISA.

     Neither Borrower nor any Guarantor maintains, nor has at any time maintained, any Plan subject to the provisions of ERISA. Neither Borrower nor any Guarantor is, and at no time has been, a member of any ERISA Group with any Person that has at any time maintained any such Plan.


     SECTION 6.12.  Environmental Matters.

     In the ordinary course of their business, the Related Companies conduct an ongoing review of the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of Borrower and its Consolidated Subsidiaries, considered as a whole.


     SECTION 6.13.  Taxes.

     As of the date hereof, no United States Federal income tax returns of the "affiliated group" (as defined in the Internal Revenue Code) of which Borrower is a member have been examined and closed. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by or any of them except for taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. The charges, accruals and reserves on the books of Borrower in respect of taxes or other governmental charges are, in the opinion of Borrower, adequate.


     SECTION 6.14.  Other Related Companies.

     Each of the corporate Related Companies other than Borrower and the Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material Governmental Approvals required to carry on its business as now conducted.

     SECTION 6.15.  Not an Investment Company.

     Neither Borrower nor any Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


     SECTION 6.16.  Full Disclosure.

     All written information furnished by or on behalf of Borrower or any Guarantor to Agent and Lenders for purposes of or in connection with this Agreement and the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information (other than projections and other similar forward-looking information) hereafter furnished by or on behalf of Borrower or any Guarantor to Agent and Lenders will be true and accurate in all material respects on the date as of which such information is stated or certified and does not, and will not, fail to state any material facts necessary to make the statements contained therein not misleading. All financial projections prepared by or on behalf of Borrower or any Guarantor that have been or may hereafter be made available to Agent or any Lender were or will be prepared in good faith based on assumptions believed by management of Borrower to be reasonable. Borrower has disclosed to Agent in writing any and all facts known to Borrower which materially and adversely affect or may affect (to the extent Borrower can now reasonably foresee), the business, operations or financial condition of Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party.


     SECTION 6.17.  Insurance.

     Schedule 6.17. sets forth a true and correct description of the insurance coverage maintained by or on behalf of Borrower currently in effect.


     SECTION 6.18.  Not Plan Assets.

     The assets of neither Borrower nor any Guarantor constitute "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan. The execution, delivery and performance by Borrower and Guarantors of the Loan Documents to which any is a party, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.


     SECTION 6.19.  Sole Shareholder.

     Borrower owns, directly or indirectly, all of the issued and outstanding capital stock of each Guarantor.


     SECTION 6.20.  Unencumbered Pool Securities.

     Each Security that is included in determinations of the Unencumbered Pool Value satisfies all requirements of the definition of Qualifying Security that are applicable to such Security.

     SECTION 6.21.  Solvency.

     (a) The fair value and the fair salable value of Borrower's assets (excluding any Indebtedness due from any Affiliate of Borrower) are each in excess of the fair valuation of Borrower's total liabilities (including all contingent liabilities); and (b) Borrower is able to pay its debts or other obligations in the ordinary course as they mature and (c) Borrower has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.


     SECTION 6.22.  Year 2000 Review.

     Each of Borrower and Guarantors has reviewed its business and operations and has developed a plan to address on a timely basis the risk that computer applications used by it in performing date sensitive functions and involving dates prior to December 31, 1999 and thereafter might fail to perform such functions properly which failure would reasonably be expected to have a Materially Adverse Effect.


                            ARTICLE VII.  COVENANTS

     Borrower agrees that, so long as Lenders have any Commitments hereunder or any Obligation remains unpaid:

     SECTION 6.23.  Information.

     Borrower will deliver to Agent:

     (a) as soon as available and in any event within 95 days after the end of each respective fiscal year of Borrower and any of its Subsidiaries the financial statements of which are audited, a consolidated balance sheet of such Person as of the end of such fiscal year and the related consolidated statements of earnings, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to Agent by independent public accountants of nationally recognized standing (delivery by Borrower of its Form 10-K under subsection (f) below shall satisfy the requirements of this subsection (a) to the extent such Form 10-K contains the items required to be delivered under this subsection);

     (b) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each respective fiscal year of Borrower and any of its Subsidiaries the financial statements of which are audited, a balance sheet of such Person as of the end of such quarter and the related statements of earnings, stockholders' equity and cash flows for such quarter and for the portion of such Person's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of such Person's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles (subject to absence of full footnote disclosures) and consistency by an Authorized Representative of such Person (delivery by Borrower of its Form 10-Q under subsection (f) below shall satisfy the requirements of this subsection (b) to the extent such Form 10-Q contains the items required to be delivered under this subsection);

     (c) simultaneously with the delivery of each set of financial statements referred to in the immediately preceding clauses (a) and (b), a certificate of an Authorized Representative of Borrower (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Sections 7.7. and 7.14. on the date of such financial statements, (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, (iii) setting forth a schedule of all Contingent Obligations of Borrower as of the date of such financial statements, and (iv) setting forth a schedule, in such form as may be reasonably satisfactory to Agent, of information with respect to assets and liabilities of Consolidated Subsidiaries of Borrower;

     (d) as soon as possible and in any event within 5 days following the end of each calendar month or promptly upon the reasonable request of Agent, an Unencumbered Pool Certificate;

     (e) within five days after any executive officer of Borrower obtains knowledge of any Default or Event of Default, a certificate of an Authorized Representative of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

     (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which Borrower or any of its Affiliates which it directly or indirectly controls shall file with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

     (g) promptly upon the release thereof, copies of all press releases of Borrower and any of its Affiliates which it directly or indirectly controls;

     (h) promptly upon the mailing thereof to the shareholders of Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (i) promptly upon obtaining knowledge thereof, a description in reasonable detail of any action, suit or proceeding commenced or threatened against any of the Related Companies which is reasonably likely to have a Materially Adverse Effect;

     (j) promptly upon the occurrence thereof, any material change in the senior management of Borrower or any Guarantor;

     (k) promptly upon the occurrence thereof, any amendment to the Organizational Documents of Borrower or any Guarantor;

     (l) promptly upon the filing thereof, the annual report of Borrower filed with the Secretary of State of the State of Maryland;

     (m) promptly upon Agent's request, (i) amendments or other supplements to any Form FR U-1 or Form FR G-3 delivered under this Agreement, (ii) new Forms FR U-1 or Forms FR G-3, and (iii) such information regarding the Securities owned by Borrower or any Guarantor as Agent may request;

     (n) promptly upon any executive officer of Borrower obtaining knowledge that an event or condition has occurred or exists which results in any Unencumbered Pool Security ceasing to be eligible for qualification as an Unencumbered Pool Security, notice of such event or condition; and

     (o) from time to time such additional information regarding the financial position or business of Borrower and its Subsidiaries as Agent or any Lender may reasonably request.

Agent shall deliver to each Lender a copy of each item delivered to the Agent under the immediately preceding subsections (a) through (n) promptly upon receipt by Agent.

     SECTION 7.2.  Payment of Obligations.

     Borrower will pay and discharge, and will cause each Subsidiary (other than any Public Subsidiary) to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings unless the contest thereof would have a Materially Adverse Effect on Borrower, and will maintain, and will cause each Subsidiary (other than any Public Subsidiary) to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     SECTION 7.3.  Maintenance of Property; Insurance.

     (a) Borrower will keep, and will cause each Subsidiary (other than any Public Subsidiary) to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear and insured casualty losses excepted.

     (b) Borrower will maintain, and will cause each Subsidiary (other than any Public Subsidiary) to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and earthquake if located in designated flood and earthquake zones), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense (provided that the amount of such insurance with respect to earthquakes need not exceed $15,000,000 for property located in California), (ii) public liability insurance (including products/completed operations liability coverage) in an amount not less than $5,000,000 in primary coverage and $25,000,000 in umbrella coverage and (iii) such other insurance coverage in such amounts and with respect to such risks as is consistent with insurance maintained by businesses of comparable type and size in the industry. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than A-IX (with respect to liability) and A-XI (with respect to property damage) or such other insurers as Agent may approve in writing. Borrower will deliver to Agent (i) upon request of Agent from time to time full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by Borrower.

     (c) Except as otherwise permitted under Section 7.10., Borrower will, and will cause each Subsidiary to, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized would have a Materially Adverse Effect on Borrower.

     SECTION 7.4.  Conduct of Business and Maintenance of Existence.

     Except as otherwise permitted under Section 7.10., Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit the dissolution of a Subsidiary (other than any Guarantor) if (a) the Borrower's Board of Directors has determined that such dissolution is in the best interest of Borrower, (b) such dissolution will not be materially disadvantageous to Lenders and (c) such dissolution will not have a Materially Adverse Effect.

     SECTION 7.5.  Compliance with Laws.

     Borrower will comply, and cause each Subsidiary to comply, with all Applicable Laws, including without limitation, all Environmental Laws and ERISA and the rules and regulations thereunder, except where compliance therewith is contested in good faith by appropriate proceedings or the failure to so comply would not have a Materially Adverse Effect.

     SECTION 7.6.  Inspection of Property, Books and Records.

     Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of Agent to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants in Borrower's presence prior to an Event of Default, all at such reasonable times during business hours and as often as may reasonably be desired and with reasonable notice so long as no Event of Default shall have occurred and be continuing.

     SECTION 7.7.  Financial Covenants.

     (a) Minimum Shareholders' Equity. Borrower shall not at any time permit the Shareholders' Equity of Borrower and its Subsidiaries to be less than (i) $1,892,924,780 plus (ii) 75% of the amount by which the Shareholders' Equity of Borrower and its Consolidated Subsidiaries has been increased by the issuance after December 31, 1997 of capital stock.

     (b) Ratio of Total Liabilities to Market Value Net Worth. Borrower shall not at any time permit the ratio of (i) the Total Liabilities of Borrower and its Consolidated Subsidiaries determined in accordance with generally accepted accounting principles to (ii) the Market Value Net Worth of Borrower and its Consolidated Subsidiaries to exceed 1.0 to 1.0.

     (c) Ratio of Cash Flow to Fixed Charges. Borrower shall not permit the ratio of (i) the Cash Flow of Borrower and its Consolidated Subsidiaries to (ii) the Fixed Charges of Borrower and its Consolidated Subsidiaries to be less than
1.50 to 1.00 at the end of any fiscal quarter.

     (d) Ratio of Secured Indebtedness to Market Value. Borrower shall not permit the ratio of (i) the aggregate outstanding principal amount of Indebtedness of Borrower and its Consolidated Subsidiaries that is secured in any manner by any Lien on any property to (ii) the sum of the amounts in clause
(a) of the definition of Market Value Net Worth, to exceed 0.1 to 1.0 at any time.

     (e) Ratio of Unsecured Liabilities to Unencumbered Pool Value. Borrower shall not permit the ratio of (i) the Unencumbered Pool Value to (ii) the Unsecured Liabilities of Borrower and its Subsidiaries determined on a consolidated basis, to be less than 1.75 to 1.00 at any time.

     SECTION 7.8. Sales of Unencumbered Pool Securities and Securities of Principal Companies.

     Borrower shall not, and shall not permit any Guarantor to, sell, transfer, convey or otherwise dispose of (a) any Unencumbered Pool Securities or (b) more that 20% of the number of Securities of a Principal Company held by Borrower or such Guarantor as of the date hereof (taking into account stock splits, share dividends and other similar events effecting the number of shares of stock held by a Person but no such Person's relative ownership position). Notwithstanding the foregoing, Borrower and Guarantors may transfer securities of a Principal Company and other Unencumbered Pool Securities to one another.

     SECTION 7.9. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

     Borrower will not, and will not cause or permit any Consolidated Subsidiary (excluding any Strategic Investee Subsidiary) to, directly or indirectly, create or otherwise cause or suffer to exist, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction of any kind, on the ability of any such Consolidated Subsidiary to
(a) pay dividends, in cash or otherwise, or make any other distribution on or in respect of its capital stock or any other interest or participation in, or measured by, its profits, to Borrower or any other Subsidiary, (b) pay any Indebtedness owed to Borrower or any other Subsidiary, (c) make loans or advances to, or guarantee any Indebtedness or other obligations of, Borrower or any other Subsidiary or (d) transfer any of its property or assets to Borrower or any other Subsidiary, except any encumbrance or restriction (i) existing under any agreement governing the terms of or otherwise arising as a result of purchase money Indebtedness for equipment or other goods acquired in the ordinary course of business that only imposes encumbrances and restrictions on the goods so acquired; (ii) contained in any agreement for the sale or disposition of the capital stock of or other equity interest in, or assets of, any Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (ii) are only applicable to such Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section 7.10. to the extent applicable thereto; or (iii) existing under any agreement that refinances or replaces the agreements containing the encumbrance or restrictions in the foregoing clause (i); provided, however, that the terms and conditions of any such restrictions permitted under this clause (iii) are not materially less favorable to Lenders than those under or pursuant to the agreement evidencing the Indebtedness refinanced.

     SECTION 7.10.  Consolidations, Mergers and Sales of Assets.

     Neither Borrower nor any of its Subsidiaries (other than any Public Subsidiary) may (a) consolidate or merge with or into any other Person, (b) sell, lease or otherwise transfer, directly or indirectly, and whether by one or a series of related transactions, a substantial portion of any of its assets to any other Person, or (c) purchase or otherwise acquire, directly or indirectly, by one or a series of related transactions, all or substantially all of the assets of, or outstanding capital stock of or other equity interest in, another Person, except that (x) a Subsidiary (other than a Guarantor) may merge or consolidate with another Person or sell, lease or otherwise transfer a substantial portion of its assets to another Person, and (y) Borrower or a Subsidiary may purchase or otherwise acquire, all or substantially all of the assets of, or outstanding capital stock of or other equity interests in, another Person, so long as (i) Borrower shall have given Agent at least 10 days prior notice thereof, (ii) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and Borrower shall have delivered to Agent a certificate of an Authorized Representative of Borrower setting forth in reasonable detail the calculations required to establish whether Borrower will be in compliance with the requirements of Sections 7.7. and 7.14. after giving pro forma effect thereto and (iii) in the case of a consolidation or merger, the Person surviving such consolidation or merger will be a Subsidiary after giving effect thereto.

     SECTION 7.11.  Use of Proceeds.

     Borrower will use the proceeds of the initial borrowing of Revolving Loans to repay or otherwise satisfy in full all principal, interest, accrued fees and other obligations owing by SC Realty Incorporated under the Existing Credit Agreement. Borrower will use the proceeds of all subsequent Loans made under this Agreement only (a) to finance (i) the purchase by Borrower (directly, or indirectly through wholly-owned Subsidiaries) of Securities issued by the Principal Companies and by other Persons created by Borrower or specified by Borrower consistent with the business objectives of Borrower and (ii) loans by Borrower permitted under Section 7.15., and (b) for general corporate purposes, in each case to the extent otherwise permitted hereunder, and for no other purposes. Borrower will not use any proceeds of the Loans for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations T, U and X if such use would result in a violation by any party hereto of any of Regulations T, U and X.

     SECTION 7.12.  ERISA.

     Borrower will not at any time maintain any Plan subject to the provisions of ERISA and will not at any time be a member of any ERISA Group with any Person that has at any time maintained any such Plan.

     SECTION 7.13.  Negative Pledge.

     Borrower will not create, assume or suffer to exist any Lien on any of its right, title or interest in or to (a) any capital stock of any Guarantor (including any of Borrower's indirect ownership interest in such Guarantor) or
(b) any capital stock of or other equity interest in any of the Services Subsidiaries.

     SECTION 7.14.  Restricted Payments; Agreements with Affiliates.

     (a) Borrower shall not directly or indirectly declare or make, or incur any liability to make, any Restricted Payments; provided, however, so long as no Event of Default shall have occurred and be continuing (and would not result from the occurrence of the following), Borrower may (i) pay cash dividends during any periods of four consecutive fiscal quarters ending during the term of this Agreement in an aggregate amount not to exceed 50% of Borrower's Cash Flow Available for Distribution for such four fiscal quarter period and (ii) notwithstanding the preceding clause (i), pay cash dividends to the holders of the 257,642 shares of Borrower's Series B Cumulative Convertible Redeemable Voting Preferred Stock currently issued and outstanding (the "Series B Shares"), and any other securities into which the Series B Shares may be exchanged or converted but only to the extent required to do so under the terms of the Series B Shares as in effect on the date hereof; provided, further, however, if any Event of Default other than any Event of Default described in Section 8.1.(a) or
(f) through (i) shall have occurred and be continuing, Borrower may pay cash dividends to the holders of Series B Shares but only to the extent required to do so under the terms of the Series B Shares as in effect on the date hereof.

     (b) Borrower shall not, and shall not permit any of its Subsidiaries that are not Public Subsidiaries to, enter into any transaction requiring such Person to pay any amounts to or otherwise transfer property to, or pay any management or other fees to, any Affiliate other than on terms and conditions substantially as favorable to Borrower or such Subsidiary as would be obtainable at the time in a comparable arm's-length transaction with a Person not an Affiliate.

     SECTION 7.15.  Loans to Other Persons.

     Borrower shall not, and shall not permit any Guarantor to, make or permit to be outstanding any loan or advance to any Person; provided, however, Borrower may make loans to any Consolidated Subsidiary (excluding any Public Subsidiary) of Borrower so long as no Default or Event of Default exists at the time of (or would result from) the making of such loan. In addition to the foregoing, Borrower and Guarantors may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices.

     SECTION 7.16.  ERISA Exemptions.

     Borrower shall not permit any of its assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or any Non-ERISA Plan.

     SECTION 7.17.  Exchange Listing.

     Borrower will maintain at least one class of common shares of Borrower having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is listed on The NASDAQ Stock Market's National Market.

     SECTION 7.18.  Subsidiary Guaranties

     Borrower will not cause or permit any Subsidiary, directly or indirectly, to provide a Guarantee (an "Other Guarantee") of the payment of any Indebtedness of Borrower or any Guarantor ("Other Indebtedness") unless such Subsidiary (a) is a Guarantor or (b) simultaneously executes and delivers a guaranty of the Obligations in form and substance satisfactory to Agent; provided, however, that if such Other Indebtedness is (i) Indebtedness that is ranked pari passu in right of payment with the Obligations or the guaranty of such Subsidiary, as the case may be, the such guaranty of such Subsidiary shall be pari passu in right of payment with the Other Guarantee; or (ii) Indebtedness subordinated in right of payment to the Obligations (or any guaranty by a Subsidiary thereof), the guaranty by such Subsidiary shall be senior in right of payment to the Other Guarantee (which shall provide that such Other Guarantee is subordinated to the guaranty of such Subsidiary to the same extent and in the same manner as the Other Indebtedness is subordinated to the Obligations or the guaranty of such Subsidiary thereof, as the case may be).

     SECTION 7.19.  Covenants Regarding Guarantors.

     (a) Indebtedness and Accounts Payable. Borrower will not permit Guarantors to incur, assume or suffer to exist any of the following (determined on a collective basis): (i) accounts payable in excess of $10,000,000 in the aggregate at any time outstanding and (ii) any Indebtedness other than:

          (x) Indebtedness under the Guaranty and, subject to compliance with
     Section 7.18., under Guarantees of senior unsecured long term Indebtedness of Borrower so long as such Indebtedness so Guaranteed is of a type described in clause (a) or (b) of the definition of Indebtedness; and

          (y) Indebtedness represented by declared but unpaid dividends.

     (b) Asset Transfers. Borrower will not permit any Guarantor to sell, transfer or otherwise convey any of its assets other than:

          (x) sales and transfers of Securities of Principal Companies and other Unencumbered Pool Securities to the extent permitted under Section 7.8.; and

          (y) transfers of assets to Borrower, any other Guarantor and any other Subsidiaries of Borrower so long as, in the case of transfers other than to Borrower or another Guarantor, (1) no Default or Event of Default shall have occurred and be continuing or would result from such transfer and (2) the Indebtedness and accounts payable of Borrower's Subsidiaries would not, in the aggregate, exceed the limitations on Indebtedness and accounts payable of Guarantors under the immediately preceding subsection (a) if such limitations were applicable to all of Borrower's Subsidiaries.

     (c) Independent Director. As of the date hereof, SC Realty Incorporated's Independent Director (as defined in such Guarantor's articles of incorporation) is James R. Wilcox. Borrower shall cause such Guarantor to pay such Independent Director a director's fee not greater than comparable fees received by independent directors of entities similar to such Guarantor engaging in comparable activities with similar risks. Borrower will not permit such Guarantor to permit such Independent Director to be a trustee in bankruptcy for Borrower.

     (d) Compliance with and Amendment of Charter or Bylaws. Borrower shall cause each Guarantor to (a) comply with the terms of its Organizational Documents and (b) not amend, supplement, restate or otherwise modify any of the terms of its Organizational Documents.

                            ARTICLE VIII.  DEFAULTS

     SECTION 8.1.  Events of Default.

     If one or more of the following events shall have occurred and be continuing:

     (a) Borrower shall fail to pay within 1 Business Day of the due date thereof any principal of any Obligation, or shall fail to pay within 3 Business Days of the due date thereof any interest owing on any Obligation, or shall fail to pay within 10 Business Days of the due date thereof any fees or other Obligation;

     (b) Borrower shall fail to observe or perform any covenant or agreement contained in Section 7.1.(e), Section 7.10., Section 7.13. (if, in the case of such Section 7.13., such failure was willful or intentional), Section 7.19.(a)(ii), Section 7.19.(c) or Section 7.19.(d);

     (c) Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by the immediately preceding clause (a) or (b)) for a period of 30 days after written notice thereof from Agent has been received by Borrower;

     (d) An Event of Default under and as defined in any Loan Document shall occur and be continuing or Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained in any of the Loan Documents to which it is a party (other than those expressly covered by any other clause of this Section 8.1.) and such failure shall continue beyond any applicable period of grace;

     (e) any representation, warranty, certification or statement made or deemed made (i) by or on behalf of Borrower in this Agreement or in any certificate, financial statement or other Loan Document to which it is a party delivered pursuant to this Agreement or any other Loan

Document, or (ii) by or on behalf of any Guarantor in the Guaranty, or in any certificate, financial statement or other Loan Document to which it is a party delivered pursuant to this Agreement or any other Loan Document, shall prove to have been incorrect or misleading in any material respect when made or deemed made;

     (f) Borrower or any Guarantor shall fail to make any payment in respect of any of its Indebtedness (other than the Obligations) having an aggregate outstanding principal balance in excess of $25,000,000 in the case of Borrower or $10,000,000 in the case of a Guarantor, when due and such failure shall continue beyond any applicable grace period;

     (g) the maturity of any Indebtedness of Borrower or any Guarantor in an aggregate principal amount in excess of $25,000,000 in the case of Borrower or $10,000,000 in the case of a Guarantor, shall have been (i) accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness or (ii) required to be prepaid in full prior to the stated maturity thereof;

     (h) Borrower, any Guarantor or any Issuer of a Qualifying Security shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (i) an involuntary case or other proceeding shall be commenced against Borrower, any Guarantor or any Issuer of a Qualifying Security seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any such Person under the federal bankruptcy laws as now or hereafter in effect;

     (j) a judgment or order for the payment of money in excess of $25,000,000 with respect to Borrower or $10,000,000 with respect to any Guarantor shall be rendered against Borrower or a Guarantor and such judgment or order shall continue unsatisfied and unstayed for a period of 30 consecutive days;

     (k) during any period of twelve consecutive calendar months, individuals who were directors of Borrower or a Guarantor on the first day of such period shall cease to constitute a majority of the board of directors of Borrower or such Guarantor, as applicable; provided, however, that the directors of Borrower or a Guarantor, as applicable, may include any new director that (i) is an officer, director or employee of a Related Company or (ii) is required in order (as a practical matter) for the composition of the board of directors of Borrower or such

Guarantor, as applicable, to comply with any provision of the Organizational Documents of Borrower or such Guarantor, as applicable, regarding independent directors;

     (l) if a change in the management of Borrower or a Guarantor has occurred there shall have occurred without the consent of Agent within 10 days of such change any adverse change reasonably deemed material by Agent in the identity of persons constituting management of Borrower or such Guarantor, as applicable;

     (m) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercised immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the then outstanding voting stock of Borrower;

     (n) the assets of Borrower or any Guarantor at any time constitute assets, within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan;

     (o) Any Guarantor shall, or shall attempt to, disavow, revoke or terminate the Guaranty or its obligations thereunder; or

     (p) Borrower shall cease to own, directly or indirectly, all of the issued and outstanding capital stock of each Guarantor.

     SECTION 8.2.  Remedies.

     Upon the occurrence of an Event of Default, and in every such event, Agent shall, upon the direction of the Supermajority Lenders, (i) by notice to Borrower terminate the Commitments, which shall thereupon terminate, and (ii) by notice to Borrower declare the Loans and all other Obligations to be, and the Loans and all other Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or notice of intention to accelerate, all of which are hereby waived by Borrower. If Agent has exercised any of the rights provided under the preceding sentence, Swingline Lender shall:
(x) declare the principal of, and accrued interest on, the Swingline Loans and the Swingline Note at the time outstanding, and all of the other Obligations owing to Swingline Lender, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower and (y) terminate the Swingline Commitment and the obligation of Swingline Lender to make Swingline Loans. Notwithstanding the foregoing, upon the occurrence of any of the Events of Default specified in clause (h) or (i) above, without any notice to Borrower or any other act by Agent, the Commitments and the Swingline Commitment shall thereupon immediately and automatically terminate and the Loans and all other Obligations shall become immediately due and payable without presentment, demand, protest, notice of intention to accelerate or notice of acceleration, or other notice of any kind, all of which are hereby waived by Borrower. In addition upon the occurrence of an Event of Default, the Supermajority Lenders may direct Agent to, and Agent if so directed shall, instruct Borrower to cease making Investments and upon receipt of any such instruction Borrower shall cease to do so. Not in limitation of the foregoing, upon the occurrence of an Event of Default, the Supermajority Lenders may direct Agent to, and Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents and under Applicable Law.

     SECTION 8.3.  Allocation of Proceeds.

     If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by Borrower hereunder or thereunder, shall be applied in the following order and priority:

     (a) amounts due to Agent, and Lenders in respect of Fees and expenses due under Sections 3.1. and 10.3., ratably in accordance with the amounts then payable;

     (b) payments of interest on Swingline Loans;

     (c) payments of principal on Swingline Loans;

     (d) payments of interest on Loans, to be applied for the ratable benefit of Lenders;

     (e) payments of principal of Loans, to be applied for the ratable benefit of Lenders;

     (f) amounts due to Agent and Lenders pursuant to Sections 9.6. and 10.5.;

     (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of Lenders; and

     (h) any amount remaining after application as provided above, shall be paid to Borrower or whomever else may be legally entitled thereto.

     SECTION 8.4.  Recision of Acceleration by Supermajority Lenders.

     If at any time after acceleration of the maturity of the Obligations, Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall be remedied or waived to the satisfaction of the Supermajority Lenders, then by written notice to Borrower, the Supermajority Lenders may elect, in the sole discretion of such Supermajority Lenders, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Supermajority Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

                             ARTICLE IX. THE AGENT

     SECTION 9.1.  Appointment and Authorization.

     Each Lender hereby appoints and authorizes Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Borrower shall be entitled to rely conclusively upon a written notice or written response from Agent as being made pursuant to the requisite concurrence or consent of Lenders necessary to take such action without investigation or otherwise contacting Lenders hereunder. Nothing herein shall be construed to deem Agent a trustee for any Lender nor to impose on Agent duties or obligations other than those expressly provided for herein. Not in limitation of the foregoing, each Lender agrees Agent has no fiduciary obligations to such Lender under this Agreement, any other Loan Document or otherwise. At the request of a Lender, Agent will forward to each Lender copies or, where appropriate, originals of the documents delivered to Agent pursuant to Section 5.1. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to Agent by Borrower pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, Agent shall not exercise any right or remedy it or Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Supermajority Lenders have so directed Agent to exercise such right or remedy. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Agent has actual knowledge of such Default or Event of Default. In the event that Agent has actual knowledge of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to Lenders. Each Lender authorizes and directs Agent to enter into the Loan Documents for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Majority Lenders or the Supermajority Lenders, as applicable, in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Majority Lenders or the Supermajority Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.

     SECTION 9.2.  Agent and Affiliates.

     Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates and the other Lenders and their respective affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower, any Related Company and any Affiliate of Borrower and any Related Company as if Wells Fargo or such Lender were any other bank and without any duty to account therefor to the other Lenders.

     SECTION 9.3.  Approvals of Lenders.

     All communications from Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower or any Guarantor in respect of the matter or issue to be resolved, and (d) shall include Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within fifteen Business Days (or such lesser period as may be required under the Loan Documents for Agent to respond). Unless a Lender shall give written notice to Agent that it objects to the recommendation or determination of Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

     SECTION 9.4.  Consultation with Experts.

     Agent may consult with legal counsel (who may be counsel for Borrower or a Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 9.5.  Liability of Agent.

     Neither Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by Agent in connection with any of the Loan Documents in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(a) any statement, warranty or representation made in connection with any of the Loan Documents, or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of Borrower or a Guarantor, (c) the satisfaction of any condition specified in
Article V., or (d) the validity, effectiveness or genuineness of any of the Loan Documents or any other instrument or writing furnished in connection herewith or therewith. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 9.6.  Indemnification of Agent.

     Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) in accordance with Lenders' respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (i) to the extent arising from Agent's gross negligence or willful misconduct or (ii) if Agent fails to follow the written direction of the Majority Lenders unless such failure is pursuant to Agent's good faith reliance on the advice of counsel of which Lenders have received notice. Without limiting the generality of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, to the extent that Agent is not reimbursed for such expenses by Borrower. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.

     SECTION 9.7.  Credit Decision.

     Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by Agent hereinafter taken, including any review of the affairs of Borrower or Guarantors, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon Agent, any other Lender or counsel to Agent, and based on the financial statements of Borrower or Guarantors and its affiliates, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon Agent, any other Lender or counsel to Agent, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower, any Guarantor, any other Related Company or any other Affiliate thereof which may come into possession of Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates.

     SECTION 9.8.  Successor Agent.

     Agent may resign at any time by giving 30 days' prior written notice thereof, to Lenders and Borrower. Agent may be removed as Agent under the Loan Documents for good cause upon 30 days' prior written notice to Agent by the Supermajority Lenders. Upon any such resignation or removal, the Supermajority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Supermajority Lenders, and shall have accepted such appointment, within 30 days after the current Agent's giving of notice of resignation or the Supermajority Lenders' removal of the current Agent, then the current Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve. Any successor Agent must be a bank (a) whose debt obligations (or whose parent's debt obligations) are rated not less than investment grade or its equivalent by Moody's or not less than investment grade or its equivalent by S&P, (b) which has total assets in excess of $10,000,000,000 and (c) so long as no Default or Event of Default shall have occurred and be continuing, reasonably acceptable to Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the current Agent, and the current Agent shall be discharged from its duties and obligations hereunder. The current Agent shall at the expense of Borrower execute and deliver to such successor Agent such instruments of transfer as may be reasonably necessary to accomplish such succession. After any current Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     SECTION 9.9.  Documentation Agent.

     The Documentation Agent in such capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for Lenders. The title of "Documentation Agent" is solely honorific and implies no fiduciary responsibility on the part of the Documentation Agent, in its capacity as such, to Agent, Borrower or any Lender and the use of such title does not impose on the Documentation Agent any duties or obligations greater than those of any other Lender or entitle the Documentation Agent to any rights other than those to which any other Lender is entitled.

                           ARTICLE X. MISCELLANEOUS

     SECTION 10.1.  Notices.

     All notices, requests and other communications to any party under the Loan Documents shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party as follows:

     If to Borrower:

          Security Capital Group Incorporated
          125 Lincoln Avenue
          Santa Fe, New Mexico  87501
          Attention:  Jeffrey A. Klopf
          Telecopier:  (505) 988-8920
          Telephone:  (505) 982-9292

          with a copy to:

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, Illinois 60603
          Attention:  J. Paul Forrester
          Telecopier:  (312) 701-7711
          Telephone:  (312) 701-7366

     If to a Lender or Agent:

          To such Lender's or Agent's Lending Office

or as to each party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (b) if given by any other means (including facsimile), when delivered at the applicable address provided for in this Section; provided that notices to Agent under Article II., and any notice of a change of address for notices, shall not be effective until received. In addition to the Agent's Lending Office, Borrower shall send copies of the information described in
Section 7.1. to the following address of Agent:

               Wells Fargo Bank, National Association
               Real Estate Group
               Koll Center
               2030 Main Street, Suite 800
               Irvine, California  92714
               Attention:  Ms. Debra Autry

     SECTION 10.2.  No Waivers.

     No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 10.3.  Expenses.

     Borrower will pay on demand all present and future reasonable expenses of:

     (a) Agent in connection with the negotiation, preparation, execution, delivery and administration (including reasonable out-of-pocket costs and expenses incurred in connection with the assignment of Commitments pursuant to
Section 10.8.) of this Agreement, the Notes and each of the other Loan Documents, whenever the same shall be executed and delivered, including appraisers' fees, search fees, recording fees and the reasonable fees and disbursements of: (i) Alston & Bird LLP, counsel for Agent, and (ii) each local counsel retained by Agent;

     (b) Agent in connection with the negotiation, preparation, execution and delivery of any waiver, amendment or consent by Agent or any Lender relating to this Agreement, the Notes or any of the other Loan Documents or sales of participations in any Lender's Commitment, including the reasonable fees and disbursements of counsel to Agent;

     (c) Agent and each of Lenders in connection with any restructuring, refinancing or "workout" of the transactions contemplated by this Agreement, the Notes and the other Loan Documents, including the reasonable fees and disbursements of counsel to Agent actually incurred;

     (d) Agent and each of Lenders, after the occurrence of a Default or Event of Default, in connection with the collection or enforcement of the obligations of Borrower or any Guarantor under this Agreement, the Notes or any other Loan Document, including the reasonable fees and disbursements of counsel to Agent or to any Lender actually incurred if such collection or enforcement is done by or through an attorney;

     (e) Subject to any limitation contained in Section 10.5., Agent and each of Lenders in connection with prosecuting or defending any claim in any way arising out of, related to, or connected with this Agreement, the Notes or any of the other Loan Documents, including the reasonable fees and disbursements of counsel to Agent or any Lender actually incurred and of experts and other consultants retained by Agent or any Lender in connection therewith;

     (f) Agent and each of Lenders, after the occurrence of a Default or Event of Default, in connection with the exercise by Agent or any Lender of any right or remedy granted to it under this Agreement, the Notes or any of the other Loan Documents including the reasonable fees and disbursements of counsel to Agent or any Lender actually incurred; and

     (g) Agent and each of Lenders, to the extent not already covered by any of the preceding subsections, in connection with any bankruptcy or other proceeding of the type described in Sections 8.1.(h) or (i), and the reasonable fees and disbursements of counsel to Agent and any Lender actually incurred in connection with the representation of Agent or such Lender in any matter relating to or arising out of any such proceeding, including without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to Agent or such Lender and
(iii) the negotiation and preparation of any plan of reorganization of Borrower or any Guarantor, whether proposed by Borrower or such Guarantor, Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

     SECTION 10.4.  Stamp, Intangible and Recording Taxes.

     Borrower will pay any and all stamp, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents or the perfection of any rights or Liens thereunder.

     SECTION 10.5.  Indemnification.

     Borrower shall and hereby agrees to indemnify, defend and hold harmless Agent and each of Lenders and their respective directors, officers, agents and employees from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it results from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to: (i) this Agreement or any of the other Loan Documents, or the transactions contemplated hereby and thereby; (ii) the making of Loans; (iii) any actual or proposed use by Borrower of the proceeds of the Loans; or (iv) Agent's or Lenders' entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other similar action taken by Borrower, any Guarantor, Agent or any of Lenders in connection with the required compliance by Borrower, any Guarantor or any of the other Subsidiaries, or any of their respective properties, with any federal, state or local Environmental Laws or other material environmental rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of Borrower hereunder are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its other obligations set forth in this Agreement and the other Loan Documents.

     SECTION 10.6.  Setoff.

     In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, each Lender is hereby authorized by Borrower, at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, but subject to receipt of Agent's prior written consent exercised in its sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or any affiliate of such Lender, to or for the credit or the account of Borrower against and on account of any of the Obligations then due and owing after the expiration of any applicable grace periods. Borrower agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation.

     SECTION 10.7.  Amendments.

     Any consent or approval required or permitted by this Agreement or in any other Loan Document (other than any agreement evidencing the fees referred to in Section 3.1.(d)) to be given by Lenders may be given, and the performance or observance by Borrower or any Guarantor of any terms of any such Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders. Any provision of this Agreement or of any other Loan Document (other than any agreement evidencing the fees referred to in Section 3.1.(d)) may be amended or otherwise modified with, but only with, the written consent of Borrower or a Guarantor, as applicable, and the Majority Lenders. Any provision of any agreement evidencing the fees referred to in Section 3.1.(d) may be amended or otherwise modified only in writing by Agent and Borrower, and the performance or observance by Borrower of any terms of any such agreement may be waived only with the written consent of Agent. Notwithstanding the foregoing, none of the following may be amended or otherwise modified, nor may compliance by Borrower or a Guarantor, as applicable thereunder or with respect thereto be waived, without the written consent of all Lenders and Borrower or such Guarantor, as applicable: (a) the principal amount of any Loan (including forgiveness of any amount of principal);
(b) the rates of interest on the Loans and the amount of any interest payable on the Loans (including the forgiveness of any accrued but unpaid interest); (c) the dates on which any principal or interest payable by Borrower under any Loan Document is due; (d) the provisions of this Section; (e) the Revolving Credit Termination Date; (f) the Termination Date; (g) the definition of Commitment, Available Loan Amount and Unencumbered Pool Value (and the definitions used in either such definition and the percentages and rates used in the calculation thereof); and (h) the amount and payment date of any fees. Notwithstanding the foregoing, none of the following may be amended or otherwise modified, nor may compliance by Borrower or a

Guarantor, as applicable thereunder or with respect thereto be waived, without the written consent of the Supermajority Lenders and Borrower or such Guarantor, as applicable: (i) the definitions of Approved Issuer, Qualifying Securities and Supermajority Lenders; and (ii) the provisions of Section 7.7. through and including Section 7.19. Further, no amendment, waiver or consent unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action, shall affect the rights or duties of Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to
Section 2.15. or the obligations of Swingline Lender under this Agreement or any other Loan Document shall, in addition to Lenders required hereinabove to take such action, require the written consent of Swingline Lender. Further, no Guarantor shall be released from the Guaranty (except as permitted by Section 2.13.(b)), nor shall the Guaranty be terminated (except as expressly permitted by the terms thereof), unless all of the Lenders consent thereto in writing. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Lender or Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.

     SECTION 10.8.  Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

     (b) Any Lender may at any time grant to one or more banks or other financial institutions which are not affiliates of, or otherwise related in any way to, Borrower or any Guarantor (each a "Participant") participating interests in its Commitment or the Obligations owing to such Lender; provided, however,
(i) no Lender may grant a participating interest in its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in an amount less than $10,000,000 and (ii) after giving effect to any such participation by Agent in its capacity as a Lender, the amount of its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in which it has not granted any participating interests must be at least $10,000,000. Except as otherwise provided in Section 10.6., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or except as contemplated by Section 2.10., extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Lender may with the prior written consent of Agent and, so long as no Event of Default shall have occurred and be continuing, Borrower (which consent, in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees which are not affiliates of, or otherwise related in any way to, Borrower or any Guarantor (each an "Assignee") all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by Borrower or Agent shall be required in the case of any assignment to another Lender or any affiliate of such Lender or another Lender; (ii) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $10,000,000; and
(iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, Agent and Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to Agent an administrative fee for processing such assignment in the amount of $3,000.

     (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

     (e) A Lender may furnish any information concerning any Guarantor, Borrower or any of its Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants).

     (f) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Guarantor, Borrower or any of their respective affiliates or Subsidiaries.

     SECTION 10.9.  Governing Law.
                    -------------

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.


     SECTION 10.10.  Litigation.
                     ----------

     (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG BORROWER, AGENT OR ANY OF LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND THAT A TRIAL BY JURY COULD RESULT IN SIGNIFICANT DELAY AND EXPENSE. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF LENDERS, AGENT AND BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST BORROWER ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH THE COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG BORROWER, AGENT OR ANY OF LENDERS OF ANY KIND OR NATURE.

     (b) BORROWER, AGENT AND EACH LENDER EACH HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF AGENT, ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG BORROWER, AGENT OR ANY OF LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY AGENT OR ANY LENDER OR THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

     SECTION 10.11.  Counterparts; Integration.
                     -------------------------

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, together with the other Loan Documents, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.


     SECTION 10.12.  Notice of Final Agreement.
                     -------------------------

     THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


     SECTION 10.13.  Invalid Provisions.
                     ------------------

     Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be illegal, invalid or unenforceable shall not invalidate the remaining provisions of such Loan Document which shall remain in full force and effect and the effect thereof shall be confined to the provision held invalid or illegal.


     SECTION 10.14.  Additional Guarantors.
                     ---------------------

     Any wholly-owned Subsidiary of Borrower may become a Guarantor by delivering to Agent each of the following: (a) an Accession Agreement duly executed by such Subsidiary and (b) the items that would have been delivered under Sections 5.1.(d), (e), and (j) through (m) if such Subsidiary had been a Guarantor on the date hereof.


                        [Signatures on Following Pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.




                                       SECURITY CAPITAL GROUP INCORPORATED



                                       By: Jeffrey A. Klopf
                                          ------------------------------
                                          Name: Jeffrey A. Klopf
                                               -------------------------
                                          Title: Senior Vice President &
                                                ------------------------
                                                 Secretary
                                                ------------------------







                      [Signatures Continued on Next Page]

                [Signature Page to Credit Agreement dated as of
            June 5, 1998 with Security Capital Group Incorporated]




                                  WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                   individually and as Agent




                                  By: /s/ Robert W. Belson
                                     -----------------------------------
                                     Name:      Robert W. Belson
                                           -----------------------------
                                     Title:   Senior Vice President
                                           -----------------------------


                                  Commitment Amount:  $172,500,000
                                                       -----------




                                  Lending Office (all Types of Loans):

                                  2859 Paces Ferry Road, Suite 1805
                                  Atlanta, Georgia 30339
                                  Attention: Robert Belson
                                  Telecopier:  (770) 435-2262
                                  Telephone:  (770) 435-3800







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                                     -68-

                [Signature Page to Credit Agreement dated as of
            June 5, 1998 with Security Capital Group Incorporated]





                                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                   individually and as Documentation Agent




                                  By:/s/ Kent Kaiser
                                     -------------------------
                                     Name: Kent Kaiser
                                          --------------------
                                     Title: Sr. Vice President
                                           -------------------


                                  Commitment Amount:  $77,500,000



                                  Lending Office (all Types of Loans):


                                  707 Travis, 6th Floor North
                                  Houston, Texas 77002-8047
                                  Attention: Kent Kaiser or Monica Bercher
                                  Telecopier:  (713) 216-7713
                                  Telephone:  (713) 216-8699 or (713) 216-5379










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                                     -69-

                [Signature Page to Credit Agreement dated as of
            June 5, 1998 with Security Capital Group Incorporated]





                                  CREDIT LYONNAIS NEW YORK BRANCH





                                  By: /s/ Michael Carter
                                     ---------------------------
                                     Name:  Michael Carter
                                            --------------------
                                     Title: First Vice President
                                            --------------------


                                  Commitment Amount:  $75,000,000



                                  Lending Office (all Types of Loans):


                                  1301 Avenue of the Americas
                                  New York, New York 10019
                                  Attention: Greg Allen or Maria DeVine
                                  Telecopier:  (212) 261-3833
                                  Telephone:  (212) 261-7820 or (212) 261-7866










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                                     -70-

                [Signature Page to Credit Agreement dated as of
            June 5, 1998 with Security Capital Group Incorporated]





                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


                         By: /s/ Robert N. Allen
                            -----------------------------------
                            Name: Robert N. Allen
                                 ------------------------------
                            Title: Vice President
                                  -----------------------------

                         Commitment Amount:  $50,000,000



                         Lending Office (all Types of Loans):


                         Unit #1313
                         555 South Flowers Street - 6th Floor
                         Los Angeles, California 90071
                         Attention: Robert N. Allen
                         Telecopier:  (213) 228-5389
                         Telephone:  (213) 228-5479










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                                     -71-

                [Signature Page to Credit Agreement dated as of
            June 5, 1998 with Security Capital Group Incorporated]




                         BANK OF MONTREAL, CHICAGO BRANCH



                         By: /s/ Catherine Sahagian Mousseau
                             ---------------------------------
                             Name: Catherine Sahagian Mousseau
                                  ----------------------------
                             Title: Director
                                   ---------------------------


                         Commitment Amount:  $50,000,000



                         Lending Office (all Types of Loans):


                         115 South LaSalle Street, 12W
                         Chicago, Illinois 60603
                         Attention: David A. Mazujian and
                                    Catherine A. Sahagian
                         Telecopier:  (312) 750-4352
                         Telephone:  (312) 750-5905


                         Copy of Notices to go to:


                         Chapman & Cutler
                         111 West Monroe
                         Chicago, Illinois 60603
                         Attention: James R. Theiss, Esq.
                         Telecopier: (312) 701-2361
                         Telephone: (312) 845-3591






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                                     -72-

                [Signature Page to Credit Agreement dated as of
            June 5, 1998 with Security Capital Group Incorporated]




                         NATIONSBANK, N.A.



                         By: /s/ M. David Howard
                            ---------------------------
                            Name: M. David Howard
                                 ----------------------
                            Title: VP
                                  ---------------------


                         Commitment Amount:  $50,000,000



                         Lending Office (all Types of Loans):


                         901 Main Street - 51st Floor
                         Dallas, Texas 75202
                         Attention: M. David Howard
                         Telecopier:  (214) 508-0085
                         Telephone:  (214) 508-2089









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                                     -73-

         [Signature Page to Credit Agreement dated as of June 5, 1998 with Security Capital Group Incorporated]


                                        GUARANTY FEDERAL BANK, F.S.B.


                                        By:  /s/  Richard Thompson
                                            --------------------------------
                                            Name:   Richard Thompson
                                                  --------------------------
                                            Title:   Vice President
                                                   -------------------------

                                        Commitment Amount:  $40,000,000



                                        Lending Office (all Types of Loans):

                                        8333 Douglas Avenue, Suite 1000
                                        Dallas, Texas 75225
                                        Attention: Roger Davis
                                        Telecopier:  (214) 360-1661
                                        Telephone:  (214) 360-2849




                      [Signatures Continued on Next Page]

                [Signature Page to Credit Agreement dated as of
            June 5, 1998 with Security Capital Group Incorporated]

                         DRESDNER BANK AG, NEW YORK BRANCH AND GRAND CAYMAN
                           BRANCH

                         By: /s/ Michael A. Seton
                            ------------------------------
                            Name: Michael A. Seton
                                 -------------------------
                            Title: Assistant Vice President
                                   ------------------------


                         By: /s/ Charles M. O'Shea
                            ------------------------------
                            Name: Charles M. O'Shea
                                 -------------------------
                            Title: Vice President
                                  ------------------------


                         Commitment Amount:  $35,000,000



                         Lending Office (all Types of Loans):


                         75 Wall Street
                         New York, New York 10005
                         Attention: Johannes Boeckmann
                         Telecopier: (212) 429-2781
                         Telephone:  (212) 429-2479





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                                     -75-

                [Signature Page to Credit Agreement dated as of
            June 5, 1998 with Security Capital Group Incorporated]



                         FIRST UNION NATIONAL BANK


                         By: /s/ John A. Schissel
                            ------------------------------
                            Name: John A. Schissel
                                 -------------------------
                            Title: Director
                                  ------------------------

                         Commitment Amount:  $35,000,000


                         Lending Office (all Types of Loans):


                         301 South College Street, DC6
                         Charlotte, North Carolina 28288
                         Attention: John A. Schissel
                         Telecopier: (704) 383-1967
                         Telephone:  (704) 383-6205




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                                      -76-

                [Signature Page to Credit Agreement dated as of
            June 5, 1998 with Security Capital Group Incorporated]


                            TRANSAMERICA LIFE INSURANCE AND ANNUITY CO.


                            By: /s/ John M. Casparian
                               ------------------------------
                            Name: John M. Casparian
                                 ----------------------------
                            Title: Investment Officer
                                  ---------------------------


                            Commitment Amount: $35,000,000


                            Lending Office (all Types of Loans):


                            1150 South Olive, Suite T-27
                            Los Angeles, California 90015
                            Attention: John Casparian
                            Telecopier: (213) 741-7110
                            Telephone:  (213) 742-3554



                      [Signatures continued on Next Page]

                [Signature Page to Credit Agreement dated as of
            June 5, 1998 with Security Capital Group Incorporated]




                         BANKBOSTON, N.A.



                         By: /s/ Daniel P. Stegemoeller
                            -----------------------------
                            Name: Daniel P. Stegemoeller
                                 ------------------------
                            Title: Vice President
                                  -----------------------


                         Commitment Amount:  $20,000,000




                         Lending Office (all Types of Loans):

                         115 Perimeter Center Place, Suite 660
                         Atlanta, Georgia 30346
                         Attention: Jay Johns
                         Telecopier:  (770) 390-8434
                         Telephone:  (770) 390-6579








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                                     -78-

                [Signature Page to Credit Agreement dated as of
            June 5, 1998 with Security Capital Group Incorporated]




                         KBC BANK N.V.



                         By: /s/ Robert Snauffer
                            ----------------------------
                            Name: Robert Snauffer
                                 -----------------------
                            Title: Vice President
                                  ----------------------



                         By: /s/ Authorized Signatory
                            ----------------------------
                            Name: Authorized Signatory
                                 -----------------------
                            Title: Vice President
                                  ----------------------


                         Commitment Amount:  $20,000,000



                         Lending Office (all Types of Loans):

                         125 West 55th Street, 10th Floor
                         New York, New York 10019
                         Attention: Michael V. Curran or Diane M. Grimmig
                         Telecopier: (212) 956-5580
                         Telephone: (212) 541-0708 or (212) 541-0707


                         With a copy to:


                         515 South Figueroa Street, Suite 1920
                         Los Angeles, California 90071
                         Attention: Kevin P. McKenna
                         Telecopier:  (213) 629-5801
                         Telephone:  (213) 996-7529

                                   EXHIBIT B

                               FORM OF GUARANTY

     THIS GUARANTY dated as of June 5, 1998 executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a "Guarantor" and collectively, the "Guarantors"), in favor of (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the 'Agent") for the Lenders under that certain Credit Agreement dated as of the date hereof by and among Security Capital Group Incorporated (the "Borrower"), the financial institutions party thereto and their assignees under Section 10.8 thereof (the "Lenders"), Chase Bank of Texas, National Association, as Documentation Agent, and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") and (b) the Lenders and the Swingline Lender.

      WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

     WHEREAS, each Guarantor is a wholly-owned Subsidiary of the Borrower;

     WHEREAS, the Borrower, each Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent, the Lenders and the Swingline Lender through their collective efforts;

     WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent, the Lenders and the Swingline Lender making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower's obligations to the Agent, the Lenders and the Swingline Lender on the terms and conditions contained herein; and

      WHEREAS, each Guarantor's execution and delivery of this Guaranty is one of the conditions precedent to the Agent, the Lenders and the Swingline Lender making, or continuing to make, such financial accommodations to the Borrower.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

     Section 1. Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees the due and punctual payment and performance of all of the following (collectively referred to as the "Obligations"): (a) all indebtedness and obligations owing by the Borrower to any of the

Lenders, the Swingline Lender and the Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Revolving Loans and the Term Loans made by the Lenders to the Borrower under the Credit Agreement and the payment of all interest, fees, charges, reasonable attorneys fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Lenders, the Swingline Lender and the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

     Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Lenders, the Swingline Lender and the Agent shall not be obligated or required before enforcing this Guaranty against any
Guarantor: (a) to pursue any right or remedy the Lenders, the Swingline Lender or the Agent may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations. In this connection, each Guarantor hereby waives the right of such Guarantor to require any holder of the Obligations to take action against the Borrower as provided in Official Code of Georgia Annotated (S) 10-7-24.

     Section 3. Guaranty Absolute. Each Guarantor guarantees that the Obligations win be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Swingline Lender or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

     (a) (i) any change in the amount, interest rate or due date or other term of any of the Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Obligations, (iii) any amendment or waiver of or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Obligations, or (iv) any waiver, renewal, extension, addition or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

     (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

     (c) any furnishing to the Agent or the Lenders of any security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations;

     (d) any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of the Borrower;

     (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other Guarantor, the Borrower or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

     (f) any nonperfection of any security interest or other Lien on any of the collateral securing any of the Obligations;

     (g) any act or failure to act by the Borrower or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

     (h) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent, the Swingline Lender or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

     (i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

     (j) any other circumstance which might otherwise constitute a defense available to, or discharge of, any Guarantor hereunder.

     Section 4. Action with Respect to Obligations. The Lenders, the Swingline Lender and the Agent may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Person liable in any manner for the payment or collection of the Obligations;
(e) exercise, or refrain from exercising, any rights against the Borrower or any other Person (including, without limitation, any other Guarantor); and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders or the Swingline Lender shall elect.

     Section 5. Representations and Warranties. Each Guarantor hereby makes to the Agent, the Lenders and the Swingline Lender all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

     Section 6. Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any other Loan Documents.

     Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

     Section 8. Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

     Section 9. Reinstatement of Obligations. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time payment of any such Obligations is rescinded or otherwise must be restored by the Agent and/or the Lenders upon the bankruptcy or reorganization of the Borrower or any Guarantor or otherwise.

     Section 10. Subrogation. Until all of the Obligations shall have been indefeasibly paid in full, no Guarantor shall have any right of subrogation and each Guarantor hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against the Borrower, and each Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations.

     Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any withholding tax or liability imposed by any Governmental Authority, or any Applicable Law promulgated thereby), and if any Guarantor is required by such Applicable Law or by such Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

     Section 12. Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, each Lender is hereby authorized by each Guarantor, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being hereby expressly waived, but subject to receipt of Agent's prior written consent exercised in its sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or any Affiliate of such Lender, to or for the credit or the account of each Guarantor against and on account of any of the Obligations then due and owing after the expiration of any applicable grace periods. Each Guarantor agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Note, whether or not acquired pursuant to the applicable provisions of the Credit Agreement, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Guarantor in the amount of such participation.

     Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower or any other Guarantor to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower or any other Guarantor (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Obligations. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower or any other Guarantor on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full.

     Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Agent and the Lenders that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This
Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

     Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower, of the other Guarantors and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent, any Lender or the Swingline Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

     Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

     SECTION 17. WAIVER OF JURY TRIAL/JURISDICTION. (a) EACH GUARANTOR, AND EACH OF THE AGENT AND THE LENDERS BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE AGENT, THE SWINGLINE LENDER OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND THAT A TRIAL BY JURY COULD RESULT IN SIGNIFICANT DELAY AND EXPENSE. ACCORDINGLY, EACH GUARANTOR, AND EACH OF THE AGENT, THE SWINGLINE LENDER AND THE LENDERS BY ACCEPTING THE BENEFITS HEREOF, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY GUARANTOR ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH THE COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

     (b) EACH GUARANTOR, AND EACH OF THE AGENT, THE SWINGLINE LENDER AND THE LENDERS BY ACCEPTING THE BENEFITS HEREOF, EACH HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL. EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT, THE SWINGLINE LENDER OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT, THE SWINGLINE LENDER OR ANY LENDER OF

ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

    (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

     Section 18. Loan Accounts. The Agent may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon each Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

     Section 19. Waiver of Remedies. No delay or failure on the part of the Agent, the Swingline Lender or the Lenders in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent, the Swingline Lender or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

     Section 20. Successors and Assigns. Each reference herein to the Agent, the Swingline Lender or the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to any Guarantor shall be deemed to include the Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Swingline Lender may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Obligation, or grant or sell participation in any Obligations, to any Person or entity without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying such Guarantor's obligations hereunder.
Each Guarantor hereby consents to the delivery by the Agent, the Swingline Lender or any Lender to any assignee, transferee or participant of any financial or other information regarding the Borrower or any Guarantor. Each Guarantor may not assign or transfer its obligations hereunder to any Person.

     SECTION 21. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL

AMOUNT OF THE OBLIGATIONS AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

     Section 22. Amendments. This Guaranty may not be amended except as provided in Section 10.7 of the Credit Agreement.

     Section 23. Payments. All payments made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at its Lending Office, not later than 11:00 a.m., on the date one Business Day after demand therefor.

     Section 24. Notices. All notices, requests and other communications hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given (i) to each Guarantor at its address set forth below its signature hereto, (ii) to the Agent, the Swingline Lender or any Lender at its address for notices provided for in the Credit Agreement, or (iii) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (x) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (y) if given by any other means (including facsimile), when delivered at the applicable address provided for; provided that any notice of a change of address for notices, shall not be effective until received.

     Section 25. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 26. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

     Section 27.  Definitions. (a) For the purposes of this Guaranty:

     "Proceeding" means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code or any other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor;
(iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

     (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

     IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

                                   (GUARANTOR]

                                   By: ______________________________
                                       Name: ________________________
                                       Title: _______________________

                                   Address for Notices:

                                   c/o Security Capital Group Incorporated
                                   125 Lincoln Avenue
                                   Santa Fe, New Mexico 87501
                                   Attention:  Jeffrey A. Klopf
                                   Telecopier: (505) 988-8920
                                   Telephone:  (505) 982-9292

                                    ANNEX I
                          FORM OF ACCESSION AGREEMENT

     THIS ACCESSION AGREEMENT dated as of __________, ____, executed and delivered by _________________, a _________________ (the "New Guarantor") in
favor of (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the "Agent") for the Lenders under that certain Credit Agreement dated as of June 5, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"), by and among Security Capital Group Incorporated, a Maryland corporation (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 10.8 thereof (the "Lenders"), Chase Bank of Texas, National Association, as Documentation Agent, and the Agent.
     WHEREAS, pursuant to the Credit Agreement, the Agent, the Lenders and the Swingline Lender have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

     WHEREAS, the Borrower owns, directly or indirectly, all of the issued and outstanding capital stock of, or other equity interest in, the New Guarantor;

     WHEREAS, the Borrower, the New Guarantor, and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent, the Lenders and the Swingline Lender through their collective efforts;

     WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Agent, the Lenders and the Swingline Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Guarantor is willing to guarantee the Borrower's obligations to the Agent, the Lenders and the Swingline Lenders on the terms and conditions contained herein; and

     WHEREAS, the New Guarantor's execution and delivery of this Agreement is a condition to the Agent, the Lenders and the Swingline Lenders continuing to make such financial accommodations to the Borrower.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

     Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a "Guarantor" under that certain Guaranty dated as of June 5, 1998 (the "Guaranty"), made by each Subsidiary a party thereto in favor of the Agent, the Lenders and the Swingline Lender and assumes all obligations of a "Guarantor" thereunder, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

     (a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (as defined in the Guaranty);

     (b) makes to the Agent, the Lenders and the Swingline Lender as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

     (c) consents and agrees to each provision set forth in the Guaranty.

     SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

                           [Signatures on Next Page]

     IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.


                                           [NEW GUARANTOR)



                                           By:
                                               ------------------------------
                                               Name:
                                                     ------------------------
                                               Title:
                                                      -----------------------


                                           ATTEST:



                                           By:
                                               ------------------------------
                                               Name:
                                                     ------------------------
                                               Title:
                                                      -----------------------


                                                    (CORPORATE SEAL)


                                           Address for Notices:


                                           ----------------------------------

                                           ----------------------------------
                                           Attention:
                                           Telecopier:
                                           Telephone:


Accepted:

WELLS FARGO BANK, NATIONAL
  ASSOCIATION, as Agent



By:
    -------------------------------

    Name:
          -------------------------

    Title:
           ------------------------

                                   EXHIBIT G

                                 FORM OF NOTE

$______________________                                         Atlanta, Georgia
                                                                 _________, 199_


     FOR VALUE RECEIVED, the undersigned, SECURITY CAPITAL GROUP INCORPORATED, a Maryland corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ________________________ (the "Lender"), in care of Wells Fargo Bank, National Association, as Agent (the "Agent"), to Wells Fargo Bank, National Association, 111 Sutter Street, 8th Floor, San Francisco, California 94104 or at such other address as may be specified by the Agent to the Borrower, the principal sum of ___________________ AND __/100 DOLLARS ($___________),
or such lesser amount as may be the then outstanding and unpaid balance of all Revolving Loans or the Term Loan made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement.

     The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

     This Note is one of the "Revolving Notes" referred to in that certain Credit Agreement dated as of June 5, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions party thereto and their assignees under
Section 10.8 thereof (the "Lenders"), Chase Bank of Texas, National Association, as Documentation Agent, and the Agent, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Revolving Loans and the Term Loans upon the occurrence of certain specified events.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     Time is of the essence for this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

    IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date written above.


                                      SECURITY CAPITAL GROUP INCORPORATED


                                      By:
                                         --------------------------
                                      Title:
                                           ------------------------

                                   EXHIBIT H

                             FORM OF SWINGLINE NOTE

$50,000,000                                                         June 5, 1998
                                                                Atlanta, Georgia

     FOR VALUE RECEIVED, the undersigned, SECURITY CAPITAL GROUP INCORPORATED, a Maryland corporation (the "Borrower"), hereby unconditionally promises to pay to the order of Wells Fargo Bank, National Association (the "Swingline Lender"), in care of Wells Fargo Bank, National Association, as Agent (the "Agent"), to Wells Fargo Bank, National Association, 111 Sutter Street, 8th Floor, San Francisco, California 94104 or at such other address as may be specified by the Agent to the Borrower, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000), or such lesser amount as may be the then outstanding and unpaid balance of all Swingline Loans owing to the Swingline Lender pursuant to, and in accordance with the terms of, the Credit Agreement.

     The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

     This Note is the "Swingline Note" referred to in that certain Credit Agreement dated as of June 5, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions from time to time party thereto and their assignees under Section 10.8 thereof (the "Lenders"), Chase Bank of Texas, National Association, as Documentation Agent, and the Agent, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Swingline Loans by the Swingline Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Swingline Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Swingline Loans upon the occurrence of certain specified events.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     Time is of the essence for this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note as of the date written above.


                                      SECURITY CAPITAL GROUP INCORPORATED


                                      By:
                                         --------------------------
                                      Title:
                                           ------------------------

                                      H-2